                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 29, 2007

                                      AMONG

               SOUTH CENTRAL CONNECTICUT REGIONAL WATER AUTHORITY,

                                   RWA21, LTD.

                                       AND

                                   BIW LIMITED

                                       (i)

Exhibit A:   EWC Asset Purchase Agreement
Exhibit B:   H2O Asset Purchase Agreement

                                      (ii)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2007 (this "AGREEMENT"), among the South Central Connecticut Regional Water Authority, a public corporation constituting a public instrumentality and a political subdivision of the State of Connecticut ("PARENT"), RWA21, Ltd., a Connecticut corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and BIW Limited, a
Connecticut corporation ("ATLANTIS").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of Atlantis has approved this Agreement and the merger of Merger Sub with and into Atlantis (the "MERGER") in accordance with the terms and provisions of this Agreement;

     WHEREAS, the Five-Member Authority of Parent and the Board of Directors of
Merger Sub have each approved this Agreement and the Merger;

     WHEREAS, as a material inducement to Parent to enter into this Agreement, certain shareholders of Atlantis have entered into a Voting Agreement, dated as of the date hereof, with Parent and Merger Sub (the "VOTING AGREEMENT"); and

     WHEREAS, Parent, Merger Sub and Atlantis desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Sections 33-600 to 33-998 of the
Connecticut General Statutes, the Connecticut Business Corporation Act (the
"CBCA"), Merger Sub shall be merged with and into Atlantis at the Effective
Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Atlantis shall continue as the surviving corporation (the "SURVIVING
CORPORATION").

     1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place at
10:00 a.m., New Haven, Connecticut time, as soon as practicable, but in any event not later than the fifth Business Day, after the satisfaction or waiver in writing (subject to any applicable Law or Order (each as defined in Section
3.1(c)) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "CLOSING DATE"), unless another time or date is agreed to in writing by the parties hereto. The
Closing shall be held at the offices of Wiggin and Dana LLP, One Century Tower,
New Haven, Connecticut 06508 (unless

another place is agreed to in writing by the parties hereto) or shall take place remotely by exchanging any documents or certificates required pursuant to
Article VI.

     1.3 EFFECTIVE TIME. On the Closing Date, the parties shall (a) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the CBCA and (b)
make all other filings or recordings required under the CBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Connecticut Secretary of the State or at such subsequent time as Parent and
Atlantis shall agree in writing and be specified in the Certificate of Merger
(the date and time the Merger becomes effective being the "EFFECTIVE TIME").

     1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Atlantis and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Atlantis and
Merger Sub shall become the debts, liabilities and duties of the Surviving
Corporation.

     1.5 CERTIFICATE OF INCORPORATION. The certificate of incorporation of
Merger Sub as in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein and under applicable Law or Order.

     1.6 BY-LAWS. The by-laws of Merger Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein and under applicable Law or Order.

     1.7 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers of Merger
Sub as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

     1.8 EFFECT ON CAPITAL STOCK.

          (a) At the Effective Time, as a result of the Merger and without any action on the part of the holder thereof, each share of common stock, no par value, of Atlantis ("ATLANTIS COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares of Atlantis
Common Stock that are owned or held directly or indirectly by Parent or
Atlantis, which shall be canceled as provided in Section 1.8(c)) shall be converted into the right to receive, subject to the provisions of Article II,
$23.75 in cash (the "MERGER CONSIDERATION"), without any interest or dividends thereon, except as provided in Section 2.3.

          (b) At the Effective Time, as a result of the Merger and without any action on the part of the holders thereof, all shares of Atlantis Common Stock shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Atlantis Common Stock (a "CERTIFICATE") shall thereafter cease to have any rights with respect to such shares of Atlantis
Common Stock, except the right to receive the applicable Merger Consideration in accordance with Article II upon the surrender of such Certificate, other than with respect to Atlantis Common Stock to be canceled in accordance with Section
1.8(c) and Dissenting Shares.

          (c) At the Effective Time, as a result of the Merger and without any action on the part of the holder thereof, each share of Atlantis Common Stock that is owned or held directly or indirectly by Parent or Atlantis shall cease to be issued or outstanding and shall be canceled and no payment or other consideration shall be delivered in exchange therefor.

          (d) At the Effective Time, as a result of the Merger, each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one share of common stock, no par value, of the Surviving Corporation.

          (e) Notwithstanding any other provision of this Agreement, shares of
Atlantis Common Stock issued, and outstanding immediately prior to the Effective
Time and held by a holder who has not voted in favor of the Merger and who demands appraisal for such shares in accordance with Sections 33-856 and
33-861(a) of the CBCA (such shares being the "DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect within the period prescribed by the CBCA or withdraws or otherwise loses such holder's right to appraisal under the CBCA. If after the
Effective Time, such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger
Consideration, without interest or dividends thereon, except as provided in
Section 2.3. Atlantis shall give Parent prompt notice of any written demands received by Atlantis for appraisal of shares of Atlantis Common Stock, withdrawals of such demands, and other instruments served pursuant to the CBCA and received by Atlantis and relating thereto. Parent and Atlantis shall cooperate in conducting all negotiations and proceedings with respect to such demands for appraisals. Prior to the Effective Time, Atlantis shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

     1.9 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Atlantis or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Atlantis or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

     2.1 EXCHANGE FUND. Prior to the Effective Time, Parent shall designate a commercial bank or trust company selected by Parent and reasonably acceptable to
Atlantis to act as exchange agent hereunder for the purpose of exchanging
Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the
Exchange Agent, in trust for the benefit of holders of shares of Atlantis Common
Stock, the aggregate amount of cash to be paid pursuant to Section 1.8 in exchange for outstanding shares of Atlantis Common Stock (other than Dissenting
Shares and shares of Atlantis Common Stock that are owned or held directly or indirectly by Parent or Atlantis which shall be canceled as provided in Section
1.8(c)). Parent shall, or shall cause the Surviving Corporation to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any dividends pursuant to Section 2.3. Any cash deposited with the Exchange
Agent shall hereinafter be referred to as the "EXCHANGE FUND."

     2.2. EXCHANGE PROCEDURES. As soon as reasonably practicable after the
Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (a) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify and (b) instructions for effecting the surrender of such
Certificates in exchange for the Merger Consideration. Upon surrender of a
Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the aggregate amount equal to (i) the Merger Consideration multiplied by the number of shares of Atlantis Common Stock formerly represented by such
Certificate and (ii) any dividends payable in accordance with Section 2.3, less any amount deemed necessary or appropriate by Parent for withholding of taxes as provided in Section 2.8. No interest will be paid or will accrue on any cash payable pursuant to the preceding sentence. In the event of a transfer of ownership of Atlantis Common Stock which is not registered in the transfer records of Atlantis, a check in the proper amount of cash for the appropriate
Merger Consideration and any dividends payable in accordance with Section 2.3 may be paid with respect to such Atlantis Common Stock to such a transferee if the Certificate formerly representing such shares of Atlantis Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not payable. The Exchange Fund shall not be used for any purpose other than as set forth in this Article II.

     2.3 NO FURTHER OWNERSHIP RIGHTS IN ATLANTIS COMMON STOCK. Cash paid upon conversion of shares of Atlantis Common Stock in accordance with the terms of
Article I and this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Atlantis Common Stock, subject, however, to the Surviving Corporation's obligation, if any, to pay any dividends or make any other distributions with a record date prior to the
Effective Time which may have been declared or made by Atlantis on such shares of Atlantis

Common Stock prior to the date of this Agreement (or after the date of this
Agreement in accordance with the provisions of Section 4.1(b) hereof) and which remain unpaid at the Effective Time.

     2.4 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the
Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the
Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger
Consideration with respect to the shares of Atlantis Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, and any dividends on shares of Atlantis Common Stock to which such holders are entitled pursuant to Section 2.3.

     2.5 NO LIABILITY. None of Parent, Merger Sub, Atlantis, the Surviving
Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or dividends from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     2.6 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund only in obligations of the United States government maturing not more than 180 days after the date of purchase. The
Exchange Agent shall promptly pay any interest and other income resulting from such investments to the Surviving Corporation.

     2.7 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the
Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Atlantis Common
Stock formerly represented thereby and unpaid dividends, if any, on shares of
Atlantis Common Stock deliverable in respect thereof, pursuant to this
Agreement.

     2.8 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Atlantis Common Stock, such amounts as it deems necessary or appropriate to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"), or any provision of state, local or foreign tax Law or Order. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Atlantis Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or
Parent, as the case may be.

     2.9 STOCK TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of Atlantis shall be closed and there shall be no further registration of transfers of shares

of Atlantis Common Stock thereafter on the records of Atlantis. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Atlantis Common Stock formerly represented thereby, except as otherwise provided herein or by Law. On or after the
Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be exchanged for the Merger Consideration with respect to the shares of Atlantis Common Stock formerly represented thereby and any dividends to which the holders thereof are entitled pursuant to Section 2.3.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF ATLANTIS. For purposes of this
Article III, Atlantis shall mean each of Atlantis, Birmingham Utilities, Inc., a
Connecticut corporation ("BUI"), Eastern Connecticut Regional Water Company,
Inc., a Connecticut corporation ("EWC"), and Birmingham H2O Services Inc., a
Connecticut corporation ("H2O"); provided that with respect to Sections 3.1(b),
(c)(i), (d), (e), (l) and (m) of this Agreement, Atlantis shall mean only
Atlantis. Except as set forth in the Disclosure Schedule delivered by Atlantis to Parent in connection with the execution of this Agreement (the "ATLANTIS
DISCLOSURE SCHEDULE"), Atlantis represents and warrants to Parent that the statements contained in this Section 3.1 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the
Closing Date to the extent specified in Section 6.2(a) below. The Atlantis
Disclosure Schedule shall be arranged in sections and subsections corresponding to the paragraphs and subparagraphs contained in this Section 3.1. The exceptions, modifications and disclosures made in any section of the Disclosure
Schedule are made for all purposes of this Agreement notwithstanding the fact that no express cross-reference is made; provided, however, that the applicability of any particular exception, modification or disclosure to a particular section of the Disclosure Schedule must be reasonably clear from the description thereof.

          (a) Organization, Standing and Power. Atlantis is a corporation duly incorporated and organized and validly existing under the Laws of the State of
Connecticut, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
Atlantis is not required to qualify to transact business as a foreign corporation in any state or jurisdiction. Atlantis has furnished or made available to Parent complete and accurate copies of its Certificate of
Incorporation and Bylaws, each as amended and/or restated as of the date hereof.

          (b) Capital Structure.

               (i) As of the date of this Agreement, the authorized capital stock of Atlantis consists of 5,000,000 shares of Atlantis Common Stock of which
1,674,579 shares of Atlantis Common Stock are issued and outstanding. All issued and outstanding shares of the capital stock of Atlantis are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. No class of capital stock of
Atlantis is or was entitled to preemptive rights. As of the date of this
Agreement, there are outstanding no options, warrants or other rights to acquire capital stock from Atlantis other than (y) options representing in the aggregate the right to purchase up to 62,000 shares of

Atlantis Common Stock (collectively, the "ATLANTIS STOCK OPTIONS") under the
Stock Option Plan for Non-Employee Directors, the BUI Stock Option Plan for
Non-Employee Directors, the BUI 1994 Stock Incentive Plan, and the BUI 1998
Stock Incentive Plan (collectively, the "ATLANTIS STOCK OPTION PLANS"), and (z)
rights of stockholders under the BUI Dividend Reinvestment Plan (the "DRIP").
Section 3.1(b)(i) of the Atlantis Disclosure Schedule sets forth a complete list of Atlantis Stock Options, specifying, in each case, the name of the holder, the name of the Atlantis Stock Option Plan under which the option was granted and the date of grant, the exercise price and the expiration date of the option. As of the date of this Agreement, Atlantis had reserved 140,000 shares of Atlantis
Common Stock for purchase pursuant to the DRIP and 165,000 shares of Atlantis
Common Stock for purchase pursuant to the Atlantis Stock Option Plans. Other than the Atlantis Stock Options and the DRIP, no options or warrants or other rights to acquire capital stock from Atlantis have been issued or granted and remain outstanding as of the date of this Agreement. All shares of Atlantis
Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

               (ii) Except as set forth in this Section 3.1(b), pursuant to the
Atlantis Stock Options or pursuant to the DRIP, as of the date of this
Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which
Atlantis is a party, or by which it is bound, obligating Atlantis to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Atlantis or, securities convertible into or exchangeable for shares of capital stock or voting securities of
Atlantis, or obligating Atlantis to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Atlantis to repurchase, redeem or otherwise acquire any shares of its capital stock or to provide funds to, or make any investment in any other
Person. To the Knowledge of Atlantis, there are no voting trusts, shareholder agreements, proxies, or other contracts in effect with respect to the voting or transfer of any shares of capital stock of Atlantis, other than the Voting
Agreement.

               (iii) Other than BUI, EWC and H2O, Atlantis has no Subsidiaries and does not otherwise own or control, directly or indirectly, any equity or similar interest or any interest convertible into or exchangeable or exercisable for any equity or similar interest in any Person.

                    (A) The authorized capital stock of BUI consists of
2,000,000 shares of common stock, no par value, 100 of which shares are issued and outstanding and owned by Atlantis and 150,000 shares of preferred stock,
$100 par value, none of which shares are issued and outstanding. There are no options, warrants, convertible securities or other contracts of any kind, nature of description obligating Atlantis or BUI to issue or sell any shares of capital stock of or any other interest in BUI. None of the issued and outstanding capital stock of BUI was issued in violation of any preemptive rights. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of BUI. There are no voting trusts, shareholder agreements, proxies, or other contracts in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in BUI.

                    (B) The authorized capital stock of H2O consists of 100
shares of common stock, no par value, all of which shares are issued and outstanding and owned by Atlantis. There are no options, warrants, convertible securities or other contracts of any kind, nature of description obligating
Atlantis or H2O to issue or sell any shares of capital stock of or any other interest in H2O. None of the issued and outstanding capital stock of H2O was issued in violation of any preemptive rights. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of H2O. There are no voting trusts, shareholder agreements, proxies, or other contracts in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in H2O.

                    (C) The authorized capital stock of EWC consists of 5,000
shares of common stock, no par value, 200 of which shares are issued and outstanding and owned by BUI. There are no options, warrants, convertible securities or other contracts of any kind, nature or description obligating BUI or EWC to issue or sell any shares of capital stock of or any other interest in
EWC. None of the issued and outstanding capital stock of EWC was issued in violation of any preemptive rights. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of EWC.
There are no voting trusts, shareholder agreements, proxies, or other contracts in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in EWC, other than the pledge of BUI's shares of the capital stock of EWC pursuant to the Indenture.

          (c) Authority; No Violations.

               (i) Atlantis has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the approval of this Agreement by the Required
Atlantis Vote (as defined below). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Atlantis, and no other corporate or stockholder proceedings on the part of Atlantis are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than in the case of the consummation of the Merger, the approval of this Agreement by the Required Atlantis Vote). This Agreement
has been duly and validly executed and delivered by Atlantis and constitutes a valid and binding agreement of Atlantis, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               (ii) The execution and delivery of this Agreement by Atlantis do not, and the performance of the Agreement and the consummation of the Merger by
Atlantis and the other transactions contemplated hereby will not, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, or any other restrictions with respect to the transferability or assignability thereof (collectively, "ENCUMBRANCES") on any assets of Atlantis
(any such violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION") pursuant to (A) any

                                        8

provision of the certificate of incorporation or by-laws of Atlantis or (B)
except as would not, individually or in the aggregate, have a Material Adverse
Effect on Atlantis: (I) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, or license (collectively, "CONTRACTS"), other than (a) the Eighth Supplemental Indenture by BUI to US Bank National
Association, as Trustee ("USBNA"), dated as of April 15, 2004, and all bonds issued and agreements made pursuant thereto (the "INDENTURE") and (b) the
Commercial Loan Agreement, by and among BUI, H2O, EWC and Citizen's Bank of
Connecticut ("CITIZEN'S"), dated as of November 20, 2002, as amended, and all notes issued pursuant thereto (the "CREDIT FACILITY"); or (II) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any statute, law, ordinance, rule, regulation, whether federal, state, local or foreign (collectively, "LAWS"), or any judgment, order or decree, whether federal, state, local or foreign (collectively, "ORDERS") applicable to Atlantis or its properties or assets.

               (iii) No consent, approval, order or authorization of, or
registration, declaration or filing with, or notice to, any foreign, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof; or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY"), is required by or with respect to Atlantis in connection with the execution and delivery of this Agreement by Atlantis or the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Securities Exchange
Act of 1934, as amended (the "EXCHANGE ACT"), (B) the CBCA with respect to the filing of the Certificate of Merger, (C) laws of the State of Connecticut relating to public service companies and related holding companies, and practices and orders of the Connecticut Department of Public Utility Control
("DPUC"), (D) rules and regulations of the American Stock Exchange, (E) such consents, approvals, Orders, authorizations, registrations, declarations and filings as are set forth in Section 3.1(c)(iii) of the Atlantis Disclosure
Schedule, and (F) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on
Atlantis. Consents, approvals, Orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (E) are hereinafter referred to as "ATLANTIS REQUIRED
CONSENTS." The parties hereto agree that references in this Agreement to obtaining Atlantis Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices, and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

          (d) Reports and Financial Statements. Atlantis has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2005
(collectively, including all exhibits thereto and all reports, schedules, forms, statements and other documents filed by Atlantis with the SEC subsequent to the date hereof, the "ATLANTIS SEC REPORTS"). None of the Atlantis SEC Reports, as
of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained (and no
Atlantis SEC Report filed subsequent to the date hereof will contain) any untrue statement of a material fact or omitted (and no Atlantis SEC Report subsequent to the date hereof will omit) to state a material fact

required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including the related notes) included in the Atlantis SEC Reports presents (or will present) fairly the consolidated financial position and consolidated results of operations and cash flows of Atlantis as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles in the United States
("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of such Atlantis
SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Atlantis SEC Report), complied (and will comply) as to form in all material respects with the applicable requirements of the Securities Act of
1933, as amended, and the Exchange Act and the rules and regulations promulgated thereunder.

          (e) Absence of Liabilities. Except for liabilities or obligations which are accrued or reserved against in Atlantis' most recent financial statements (or in the related notes thereto) included in the Atlantis SEC
Reports or which were incurred in the ordinary course of business and consistent with past practices since the date of Atlantis' most recent financial statements included in the Atlantis SEC Reports, Atlantis has no liabilities or obligations
(whether absolute, accrued, contingent or otherwise) of a nature required by
GAAP to be reflected in a balance sheet (or reflected in the notes thereto)
except such liabilities or obligations that would not have, or reasonably be expected to have a Material Adverse Effect on Atlantis.

          (f) Compliance.

               (i) Except as set forth in the Atlantis SEC Reports filed prior to the date hereof, Atlantis is not in violation of any Laws or Orders
(excluding for purposes of this Section 3.1(f), Environmental Laws) nor is it, to the Knowledge of Atlantis, under investigation with respect to any violation thereof, nor has it been given notice (whether written or, to the Knowledge of
Atlantis, oral) of any violation thereof, nor has it been threatened (whether in writing or, to the Knowledge of Atlantis, orally) with any violation thereof, except for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on Atlantis. Atlantis is not in
breach or violation of, or in default in the performance or observance of (A)
any provision of its certificate of incorporation or by-laws, or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on
Atlantis, any Contract applicable to it or any of its properties or assets.

               (ii) All filings required to be made by Atlantis since January 1,
2005, under any applicable Laws or Orders relating to the regulation of public utilities, have been filed with the DPUC or the appropriate Governmental Entity including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate
Laws or Orders, except for such filings or such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on
Atlantis.

                                       10

          (g) Environmental Matters.

               (i) Atlantis is in compliance with all applicable Environmental
Laws (as defined in this Section 3.1(g)) (which compliance includes, but is not limited to, the possession by Atlantis of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on
Atlantis. Atlantis has not received any written communication, whether from a
Governmental Entity, citizens group, employee or otherwise, alleging that
Atlantis is not in such compliance.

               (ii) There are no Environmental Claims (as defined in this
Section 3.1(g)) pending or, to the Knowledge of Atlantis, threatened, against
Atlantis, or any Person whose liability for any such Environmental Claim
Atlantis has retained or assumed either contractually or by operation of Law or
Order.

               (iii) Atlantis has delivered or otherwise made available for inspection to the Parent complete and correct copies of all reports, studies or analyses in the possession of Atlantis pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Atlantis, or regarding compliance by Atlantis with applicable
Environmental Laws. All such reports, studies or analyses are listed in Section
3.1 (g)(iii) of the Atlantis Disclosure Schedule. Except for any Release of
Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Atlantis, as such Release is documented in the above referenced reports, studies or analyses, there has been no release of
Hazardous Materials in, on, beneath or adjacent to any such properties.

               (iv) None of Atlantis' properties or business operations are
"Establishments" within the meaning of the Connecticut Transfer Act (Section
22a-134 et seq. of the Connecticut General Statutes) (the "TRANSFER ACT").

               (v) As used in this Agreement:

                    (A) "ENVIRONMENTAL CLAIM" means any written claim, action, cause of action, investigation or notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (I)
the presence, or Release of any Hazardous Materials at any location, whether or not owned or operated by Atlantis, or (II) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                    (B) "ENVIRONMENTAL LAW" means all Laws relating to pollution or protection of human health or the environment, including Laws relating to the collection, storage, treatment or delivery of public drinking water supplies or
Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous

                                       11

Materials and all Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

                    (C) "HAZARDOUS MATERIALS" means any oil, petroleum product, asbestos, polychlorinated biphenyls, flammable substances, explosives, hazardous wastes, hazardous substances, toxic wastes or substances or any other wastes, materials or pollutants defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or words of similar import under any Environmental Law; any substance the presence of which exceeds any standard set forth in the Remediation Standard Regulations (Section
22a-133K-1 et. seq. of the Regulations of Connecticut State Agencies) or which requires remediation pursuant to any Environmental Law; or any substance disposed of in a manner not in compliance with Environmental Law.

                    (D) "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          (h) Employee Benefit Plans; ERISA.

               (i) Section 3.1(h)(i) of the Atlantis Disclosure Schedule
contains a true and complete list of each Benefit Plan that is sponsored, maintained or contributed to by Atlantis and any of its ERISA Affiliates, or to
which Atlantis and any of its ERISA Affiliates is party, for the benefit of any
Atlantis Employee, in respect of which Atlantis will have continuing liability on or after the Closing Date (collectively, the "ATLANTIS BENEFIT PLANS").

               (ii) Atlantis has heretofore delivered or made available to
Parent true and complete copies of the Atlantis Benefit Plans, and amendments thereto; all trust agreements, insurance contracts or any other funding instruments related to Atlantis Benefit Plans; all securities registration statements filed with respect to any Atlantis Benefit Plan; all contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Atlantis Benefit Plan; Form
PBGC-1 filed for each of the three (3) most recent plan years for Atlantis
Benefit Plans that are subject to Title IV of ERISA; any reports or summaries required under ERISA or the Code including annual reports (Form 5500) and summary annual reports for the last three (3) years for the Atlantis Benefit
Plans, IRS Form 990 for any voluntary employee beneficiary association (VEBA)
for the last three (3) years, and most recent actuarial valuation reports for any Atlantis Benefit Plan which is subject to Title IV of ERISA; and the most recent determination letter received from the Internal Revenue Service with respect to each Atlantis Benefit Plan intended to be "qualified" within the meaning of Section 401(a) or 501(c)(9) of the Code.

               (iii) With respect to each Atlantis Benefit Plan, no liability under Title IV of ERISA has been incurred by Atlantis or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Atlantis or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty

                                       12

Corporation (which premiums have been paid when due), where any such liability has had, or would have a Material Adverse Effect.

               (iv) No Atlantis Benefit Plan that is subject to Title IV of
ERISA (an "ATLANTIS TITLE IV PLAN") is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Atlantis Title IV Plan a plan described in Section 4063(a) of ERISA. Atlantis and its ERISA Affiliates do not
maintain, are not obligated, and have never been obligated to contribute to a multiemployer pension plan.

               (v) Except as otherwise disclosed in Section 3.1(h)(v) of the
Atlantis Disclosure Schedule, each Atlantis Benefit Plan has been operated and administered in accordance with its terms, the terms of any applicable Law, including but not limited to ERISA and the Code, except as would not be reasonably expected to result in a Material Adverse Effect on Atlantis, and each
Atlantis Benefit Plan intended to be "qualified" within the meaning of Section
401(a) of the Code has received a favorable determination letter from the
Internal Revenue Service. No such determination letter has been revoked and revocation has not been threatened in writing, and no such Atlantis Benefit Plan has been amended since the date of its most recent determination letter in a manner that would adversely affect its qualified status. Each Atlantis Benefit
Plan which is required to satisfy Section 401(k)(3) and Section 401(m)(2) of the
Code has been tested for compliance with, and satisfies the requirements of
Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

               (vi) Except as otherwise disclosed in Section 3.1(h)(vi) of the
Atlantis Disclosure Schedule, none of the terms of the Atlantis Benefit Plans provides that the consummation of the transactions contemplated by this
Agreement will, either alone or in combination with another event, (A) entitle any Atlantis Employee, current or former officer or director of Atlantis, or any current or former employee or officer of any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               (vii) There are no legal proceedings (except claims for benefits payable in the normal operation of the Atlantis Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any
Atlantis Benefit Plan or asserting any rights or claims to benefits under any
Atlantis Benefit Plan that could give rise to any material liability.

               (viii) Except as disclosed in Section 3.1(h)(viii) of the
Atlantis Disclosure Schedule, there are no obligations or potential liability under any Atlantis Benefit Plan for providing welfare benefits after termination of employment to any employee (or any beneficiary of an employee), including, but not limited to, retiree health coverage, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Atlantis Benefit Plan which is funded are reported on their fair market value on the books and records of such Atlantis Benefit Plan.

               (ix) No individuals are currently providing, or have ever
provided, services to Atlantis or any ERISA Affiliate pursuant to a leasing arrangement or similar type of

                                       13

arrangement. Neither Atlantis nor any ERISA Affiliate has any obligation to provide benefits under any Atlantis Benefit Plan maintained for its employees to or for the benefit of any individual who has been treated as an independent contractor by Atlantis or any ERISA Affiliate.

               (x) Full payment has been made of all amounts that are required under the terms of each Atlantis Benefit Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Atlantis Benefit Plan ended on or before the date of this
Agreement and all periods thereafter prior to the Closing Date, and no accumulated funding deficiency or liquidity shortfall (as those terms are defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to any such Atlantis Benefit Plan, whether or not waived. The most recent actuarial report for each Atlantis Benefit Plan which is subject to Title
IV of ERISA fairly presents the financial condition and the results of operations of such Plan. Atlantis has paid in full all required insurance premiums with regard to Atlantis Benefit Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

               (xi) Except as may be caused by the consummation of the
transactions contemplated by this Agreement, no Atlantis Benefit Plan subject to
Title IV of ERISA has been completely or partially terminated, nor has any event occurred nor does any circumstance exist that could result in a partial termination of such plan. The PBGC has not instituted or threatened to terminate or to appoint a trustee to administer any of the Atlantis Benefit Plans pursuant to Title IV of ERISA.

               (xii) Except as otherwise disclosed in Section 3.1(h)(xii) of the
Atlantis Disclosure Schedule, no payment that is owed or may become due to any director, officer, employee or agent of Atlantis will be non-deductible or subject to tax under Section 280G or Section 4999 of the Code; nor will
Atlantis, any ERISA Affiliate, or Parent be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

               (xiii) Except as otherwise disclosed in Section 3.1(h)(xiii) of the Atlantis Disclosure Schedule, each Atlantis Benefit Plan that uses a funding vehicle described in Section 501(c)(9) of the Code has been subject to notification by the IRS that such funding vehicle qualifies for tax exemption under Section 501(c)(9) of the Code.

               (xiv) No transaction prohibited by Section 406 of ERISA or
Section 4975 of the Code has occurred with respect to any Atlantis Benefit Plan, except where such transaction would not have a Material Adverse Effect on
Atlantis.

               (xv) Each Atlantis Benefit Plan or other plan, program or
arrangement that is subject to Section 409A of the Code is in compliance with
Section 409A of the Code, to the extent applicable, and has been operated in good faith compliance with said Section 409A since January 1, 2005, except where the failure to comply would not have a Material Adverse Effect on Atlantis.

                                       14

               (xvi) No act or omission has occurred and no condition exists with respect to any Atlantis Benefit Plan that would subject Atlantis or any
ERISA Affiliate to any contractual indemnification or obligation protecting any fiduciary, insurer or service provider.

               (xvii) Except as set forth in Section 3.1(h)(xvii) of the
Atlantis Disclosure Schedule, each Atlantis Benefit Plan is amendable and terminable unilaterally by Atlantis at any time without liability or expense to
Atlantis or such Atlantis Benefit Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Atlantis Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Atlantis from amending or terminating any such Atlantis Benefit Plan.

               (xviii) Atlantis has complied and currently complies in all material respects with the applicable continuation requirements for its welfare benefit plans, including Section 4980B of the Code and Sections 601 through 608, inclusive, of ERISA, and any applicable state statutes maintaining health insurance continuation coverage for employees and beneficiaries.

          (i) Taxes.

               (i) Each of Atlantis and its Subsidiaries has filed all Tax
Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of Atlantis and its
Subsidiaries (whether or not shown on any Tax Return) have been paid. None of
Atlantis and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. There is no lien on any asset of any of Atlantis and its Subsidiaries for Taxes not yet due and payable or for Taxes that any of Atlantis and its Subsidiaries is contesting in good faith through appropriate proceedings, and there is no lien, security interest, claim, pledge, or other encumbrance on any asset of any of Atlantis and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Each of Atlantis and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Each of Atlantis and its Subsidiaries has complied with all information reporting and back-up withholding requirements, including maintenance of the required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

               (iii) The unpaid Taxes of each of Atlantis and its Subsidiaries for tax periods through March 31, 2007 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the balance sheet of each of Atlantis and its Subsidiaries as of such date. All Taxes of each of Atlantis and its Subsidiaries attributable to the period from and after that date and continuing through the Closing Date are, or will be, attributable to the conduct by each of Atlantis and its Subsidiaries of its operations in the ordinary course of business.

                                       15

               (iv) Each of Atlantis and its Subsidiaries has delivered to
Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by it during its last three (3) full fiscal years. The federal income Tax
Returns of each of Atlantis and its Subsidiaries have been audited by the
Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.1(i)(iv)
of the Atlantis Disclosure Schedule, and except as set forth in Section
3.1(i)(iv) of the Atlantis Disclosure Schedule, there is no ongoing audit or examination of any Tax Return of Atlantis or any of its Subsidiaries. No
examination or audit of any Tax Return of Atlantis or any of its Subsidiaries
is, to the Knowledge of Atlantis or any of its Subsidiaries, threatened or contemplated and neither Atlantis nor any of its Subsidiaries knows of any basis upon which a Tax deficiency or assessment could reasonably be expected to be asserted against it. Each of Atlantis and its Subsidiaries has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

               (v) Except as otherwise disclosed in Section 3.1(i)(v) of the
Atlantis Disclosure Schedule, each of Atlantis and its Subsidiaries has not made any payments, is not obligated to make any payments, and is not a party to any agreement, contract, arrangement, or plan that could obligate it to make any payments, that are or could be, separately or in the aggregate: (A) "excess parachute payments" within the meaning of Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) thereof); or (B) nondeductible payments under Section 162(m) of the Code.

               (vi) Each of Atlantis and its Subsidiaries (A) has not been a member of an affiliated group within the meaning of Section 1504(a) of the Code
(or any similar group defined under a similar provision of state, local or foreign law), which has filed (or been required to file) a consolidated, combined or unitary Tax Return (other than a group the common parent of which was Atlantis); or (B) does not have any actual or potential liability for any
Taxes of any Person (other than any of Atlantis and its Subsidiaries) under
Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.

               (vii) Each of Atlantis and its Subsidiaries is not bound by any
Tax indemnity, Tax sharing or Tax allocation agreement.

               (viii) Each of Atlantis and its Subsidiaries has not distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of each of Atlantis and its
Subsidiaries been distributed in a transaction to which Section 355 or Section
361 of the Code applies.

               (ix) Each of Atlantis and its Subsidiaries has maintained
complete and accurate records, including all applicable exemption, resale or other certificates, of (A) all sales to purchasers claiming to be exempt from sales and use Taxes based on the exempt status of the purchaser, and (B) all other sales for which sales Tax or use Tax is not collected by Atlantis or any of its Subsidiaries and as to which the seller is required to receive and retain resale certificates or other certificates relating to the exempt nature of the sale or use or non-applicability of the sales and use Taxes.

                                       16

               (x) Atlantis provided, or caused its tax accountants to provide, certain Tax and other related financial information concerning Atlantis and its
Subsidiaries to Parent and its tax accountants. Such Tax and other related financial information included (i) copies of state and federal Tax Returns, and related worksheets, that were filed by Atlantis with state and federal taxing authorities prior to the date of this Agreement (the "FILED RETURNS") and (ii)
copies of drafts of state and federal Tax Returns, and related worksheets, that
Atlantis plans to file with state and federal taxing authorities with respect to the 2006 tax year (the "2006 DRAFT RETURNS"). The Filed Returns are true and correct copies of the Tax Returns that were actually filed with the applicable taxing authorities, and, to the Knowledge of the Company, the 2006 Draft Returns
were prepared in good faith using assumptions that were reasonable under the circumstances.

               (xi) For purposes of this Agreement: (A) "TAXES," (including with correlative meaning "TAX" and "TAXABLE") , shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, net worth, gains, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by or administered by a taxing authority of any of the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the
United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and (B) "TAX RETURNS"
shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes, including any amendments thereof.

          (j) Insurance. Section 3.1(j) of the Atlantis Disclosure Schedule sets forth the name and general description of each insurance policy under which
Atlantis is covered, other than those required to be set forth on the Atlantis
Disclosure Schedule pursuant to Section 3.1(h). Atlantis is insured with financially responsible insurers in such amounts and against such risks and losses as are (i) customary for similarly situated companies in the United
States conducting the business conducted by Atlantis, (ii) required to be maintained by Atlantis under the terms of any note, bond, indenture, contract, agreement or arrangement to which Atlantis is a party or by which any of its properties are bound, except for such failures to maintain insurance that would not, individually or in the aggregate, reasonably be expected to result in the acceleration of any payment of the principal amount of any such note, bond, indenture, contract, agreement or arrangement, and (iii) required to be maintained pursuant to all applicable Laws and Orders, except for (in the case of clause (iii) such insurance the absence of which would not have a Material
Adverse Effect on Atlantis. Atlantis has not received any notice of cancellation or termination with respect to any insurance policy of Atlantis. Atlantis has fulfilled all of its obligations under each insurance policy, including the timely payment of premiums, other than such failures to fulfill its obligations that would not reasonably be expected, individually or in the aggregate to materially reduce or nullify the benefits under such policy.

                                       17

          (k) Property; Franchises. BUI owns or has sufficient rights and consents to use under existing franchises, easements, leases, and license agreements, all properties, rights and assets necessary for the conduct of its business and operations as currently conducted, except where the failure to own or have sufficient rights and consents to use such properties, rights and assets would not, individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect on Atlantis. BUI is duly authorized and franchised by the State of Connecticut to sell and deliver water service and otherwise operate as a "water company" as defined in Section 16-1(a)(10) of the Connecticut
General Statutes within the jurisdictions identified on Section 3.1(k) of the
Atlantis Disclosure Schedule.

          (l)Board Approval. The Board of Directors of Atlantis, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified, has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of Atlantis and its stockholders, (ii)
approved this Agreement and the Merger and (iii) recommended that the stockholders of Atlantis approve this Agreement.

          (m) Vote Required. Assuming the accuracy of the representations and warranties set forth in Sections 3.2(g) and 3.3(e), the affirmative vote of the holders of two-thirds of the outstanding shares of Atlantis Common Stock to approve this Agreement (the "REQUIRED ATLANTIS VOTE") is the only vote of the holders of any class or series of Atlantis capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          (n) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement.

          (o) Litigation. Except for claims, actions, suits, proceedings or investigations (collectively, "CLAIMS") that would not reasonably be expected to have a Material Adverse Effect on Atlantis, there are no claims, actions, suits, proceedings or investigations pending or, to Atlantis' Knowledge, threatened against Atlantis, or any properties or rights of Atlantis, by or before any
Governmental Entity. Section 3.1(o) of the Atlantis Disclosure Schedule sets forth all Claims which are pending or, to Atlantis' Knowledge, threatened against Atlantis as of the date hereof.

          (p) Permits. Section 3.1(p) of the Atlantis Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity of the State of Connecticut or the United States
(including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (collectively,
"PERMITS"). Such listed Permits are the only Permits that are required for
Atlantis to conduct its business as presently conducted, except for those the absence of which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect on Atlantis. Each such
Permit is in full force and effect; Atlantis is in compliance with the terms of each such Permit in all material respects; and, to the Knowledge of Atlantis, no suspension or cancellation of such Permit is threatened. Each such Permit will continue in full force and effect immediately following the Effective Time, provided that Atlantis makes no representation or warranty

                                       18

concerning any action that Parent or Merger Sub may take or not take following the Effective Time or any impact on such Permits relating to Parent's status as a public instrumentality and political subdivision of the State of Connecticut.

          (q) Books and Records. The minute books and other similar records of
Atlantis contain complete and accurate records of all votes taken at any meetings of Atlantis' stockholders or Board of Directors and of all written consents executed in lieu of the holding of any such meeting, in each case, required to be so reflected, recorded or taken under all applicable laws. The books and records of Atlantis accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of
Atlantis and have been maintained in accordance with good business and bookkeeping practices equivalent to those of other companies of comparable size, financial position and operating results. Section 3.1(q) of the Atlantis
Disclosure Schedule contains a list of all bank accounts and safe deposit boxes maintained by Atlantis and the names of persons having signature authority with respect thereto or access thereto.

          (r) Pending Transactions. Except for this Agreement, as of the date of this Agreement, Atlantis is not a party to or bound by any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or Person or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other Person.

          (s) Absence of Certain Changes. Since December 31, 2006, to the
Knowledge of Atlantis, there has been no event or development which, individually or in the aggregate, has had a Material Adverse Effect on Atlantis.
Since December 31, 2006, except as set forth in Section 3.1(s) of the Atlantis
Disclosure Schedule, the Company has not taken any of the following actions:

               (i) declared or paid any dividend or other distribution in cash or property on its capital stock, other than regular quarterly cash dividends consistent with past practice, or repurchased any of its capital stock;

               (ii) incurred, assumed or guaranteed any debt (including capital lease obligations, but excluding accounts payable incurred in the ordinary course of business); or made any loans, advances or capital contributions to, or investments in, any other Person;

               (iii) increased in any material manner the compensation or fringe benefits of, or materially modified the employment terms of, or paid any bonuses to, its directors or employees;

               (iv) acquired any assets or made any capital expenditures for an amount of over $25,000 in any one instance or $50,000 in the aggregate other than in accordance with Atlantis' 2007-2008 capital expenditures budget, a copy of which is attached to Section 3.1(s)(iv) of the Atlantis Disclosure Schedule
(the "CAPITAL EXPENDITURES BUDGET");

               (v) changed in any material respect its accounting methods, principles or practices, except as required by a generally applicable change in
GAAP; or

                                       19

               (vi) paid any obligation or liability other than in the ordinary course of business consistent with past practice or as reflected in Atlantis'
2007 - 2008 operating budget, a copy of which has been provided to Parent.

          (t) Disclosure. No representation or warranty by Atlantis contained in this Section 3.1, and no statement contained in (i) the Atlantis Disclosure
Schedule, (ii) any certificate or instrument delivered or to be delivered by or on behalf of Atlantis pursuant to Article VI of this Agreement, or (iii) any document delivered by or on behalf of Atlantis pursuant to this Agreement that was prepared by or on behalf of Atlantis, contains any untrue statement of a material fact or omits to state any material fact necessary in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading; provided, however, that with respect to any statement contained in any of the foregoing constituting a forecast, Atlantis represents and warrants only that the assumptions underlying such forecast were made in good faith and were reasonable under the circumstances in which they were made.

          (u) Opinion of Atlantis Financial Advisor. On or before the date hereof, Atlantis received the opinion of Carter Capital Corporation, financial advisor to Atlantis to the effect that, as of the date of such opinion, the
Merger Consideration is fair, from a financial point of view, to Atlantis and its shareholders (the "ATLANTIS FAIRNESS OPINION").

          (v) Real Property.

               (i) Owned Real Property.

                    (A) Atlantis and its Subsidiaries have good and marketable title to all real property owned by them (the "OWNED REAL PROPERTY"), except where the failure to have good and marketable title to such Owned Real Property would not, individually and in the aggregate, have a Material Adverse Affect on
Atlantis.

                    (B) There are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such Owned Real Property.

                    (C) There are no outstanding options or rights of first
refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

               (ii) Leased Real Property. Section 3.1(v)(ii) of the Atlantis
Disclosure Schedule lists (A) the real property leased or subleased to Atlantis or its Subsidiaries (collectively, the "REAL PROPERTY LEASES") and (B) the current monthly rent payable pursuant to the Real Property Leases. Atlantis has delivered to the Buyer correct and complete copies of all Real Property Leases and all modifications thereof and amendments thereto. To the Knowledge of
Atlantis:

                    (A) each Real Property Lease is, in all material respects, legal, valid, binding, enforceable, and in full force and effect;

                                       20

                    (B) no party to any Real Property Lease is in material
breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration of any Real Property Lease;

                    (C) no party to any Real Property Lease has repudiated any provision thereof;

                    (D) there are no disputes, oral agreements, or forbearance programs in effect as to any Real Property Lease which would have a material effect on such Real Property Lease;

                    (E) Atlantis and its Subsidiaries have not assigned,
transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any leasehold or subleasehold created pursuant to any Real Property Lease; and

                    (F) no Real Property Lease has been modified in any material respect, except to the extent that such modifications are in writing and have been delivered or made available to the Parent.

     3.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Except as set forth in the
Disclosure Schedule delivered by Parent to Atlantis in connection with the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent represents and warrants to Atlantis as follows:

          (a) Organization; Standing and Power. Parent is a public corporation constituting a public instrumentality and a political subdivision of the State of Connecticut validly existing under the Laws of the State of Connecticut, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

          (b) Authority; No Violations.

               (i) Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger and the Financing to the approval of this Agreement, the Merger and the Financing by the Representative Policy Board of the Parent (the "RPB"). The
execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent (other than in the case of the consummation of the Merger and the Financing, the approval of this Agreement, the Merger and the Financing by the RPB). This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                                       21

               (ii) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement and the consummation by Parent of the
Merger and the other transactions contemplated hereby will not, except as set forth in Section 3.2(b)(ii) of the Parent Disclosure Schedule (the "PARENT
CONTRACTUAL CONSENTS"), result in a Violation pursuant to: (A) any provision of the Enabling Legislation; or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (I) any Contract or, (II)
subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Laws or Orders applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

               (iii) No consent, approval, order or authorization of, or
registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) laws of the State of Connecticut relating to public service companies and related holding companies, practices and orders of the DPUC, (B) the Enabling
Legislation, and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on
Parent. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to the foregoing clauses (A) and (B)
or set forth in Section 3.2(b)(iii) of the Parent Disclosure Schedule are
hereinafter referred to as the "PARENT REQUIRED CONSENTS." The parties hereto agree that references in this Agreement to "obtaining" Parent Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices; and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

          (c) Authority Approval. The Five Member Authority of Parent, by
resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified, has duly approved this Agreement and the Merger in accordance with the Enabling Legislation.

          (d) Vote Required. Except for the Parent Required Consents, the
approval of this Agreement and the Merger as required by Section 19 of the
Enabling Legislation and the approval of the Financing as required by Section 22 of the Enabling Legislation, in each case by a weighted vote of the members of the RPB as determined in accordance with the Enabling Legislation (the "REQUIRED
RPB VOTE") are the only remaining votes of Parent or any Governmental Entity or any Person related thereto necessary to approve this Agreement, the Merger or the other transactions contemplated hereby.

          (e) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except John Dye and Stone & Youngberg LLC, whose fees and expenses will be paid by Parent in accordance with Parents'

                                       22

agreements with such firms, based upon arrangements made by or on behalf of
Parent and previously disclosed to Atlantis.

          (f) Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Parent's Knowledge, threatened against Parent or any of its Subsidiaries, or any properties or rights of Parent or any of its
Subsidiaries, before any Governmental Entity that (i) seek to question, delay or prevent the consummation of the Merger or the other transactions contemplated hereby or (ii) would reasonably be expected to affect adversely the ability of
Parent to fulfill its obligations hereunder, including Parent's obligations under Article II.

          (g) No Atlantis Capital Stock. Parent does not own or hold directly or indirectly any shares of Atlantis Common Stock or any other capital stock of
Atlantis, or any options, warrants or other rights to acquire any shares of
Atlantis Common Stock or any other capital stock of Atlantis, or in each case, any interests therein, other than pursuant to the Merger as contemplated by this
Agreement.

          (h) Existing Financing Arrangements. Parent is not in breach of or default under any Contract to which it is a party relating to any of its existing financing arrangements, and, assuming the receipt of the Parent
Contractual Consents, neither the execution and delivery of this Agreement nor the consummation of the Merger in accordance with the terms of this Agreement will result in any such breach or default or require any amendment of or waiver under any such Contract, except for any such breach or default as would not, or any such amendment or waiver the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     3.3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and
Merger Sub jointly and severally represent and warrant to Atlantis as follows:

          (a) Organization, Standing and Power. Merger Sub is a corporation duly incorporated and validly existing under the laws of the State of Connecticut.
Merger Sub is a direct, wholly-owned subsidiary of Parent.

          (b) Authority; No Violations.

               (i) Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action on the part of Merger Sub. This
Agreement has been duly and validly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                                       23

               (ii) The execution and delivery of this Agreement by Merger Sub do not, and the performance of this Agreement and the consummation by Merger Sub of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of Merger Sub; or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (I) any Contract or, (II)
subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Laws or Orders applicable to Merger Sub or its properties or assets.

               (iii) No consent, approval, order or authorization of, or
registration, declaration or filing with, any Governmental Entity is required by or with respect to Merger Sub in connection with the execution and delivery of this Agreement by Merger Sub or the consummation of the Merger and the other transactions contemplated hereby, except for the Parent Required Consents, the filing of the Certificate of Merger pursuant to the CBCA and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (c) Board and Stockholder Approval. The Board of Directors of Merger
Sub, by resolutions duly adopted without a meeting by unanimous consent thereto in writing and not subsequently rescinded or modified, has duly (i) approved this Agreement and the Merger and (ii) recommended that the shareholder of
Merger Sub approve this Agreement. Following the adoption of such resolutions by the Board of Directors of Merger Sub, the sole stockholder of Merger Sub, without a meeting by consent in writing, has duly adopted this Agreement.

          (d) No Business Activities. Merger Sub has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

          (e) No Atlantis Capital Stock. Merger Sub does not own or hold directly or indirectly any shares of Atlantis Common Stock or any other capital stock of Atlantis, or any options, warrants or other rights to acquire any shares of Atlantis Common Stock or any other capital stock of Atlantis, or in each case, any interests therein.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 COVENANTS OF ATLANTIS. During the period from the date of this
Agreement and continuing until the Effective Time, Atlantis agrees that (except as expressly contemplated or permitted by this Agreement, including by Section
4.4, or as required by a Governmental Entity of competent jurisdiction (written notice of which will be given promptly to Parent) or to the extent that Parent shall otherwise consent in writing):

          (a) Ordinary Course.

                                       24

               (i) Atlantis shall, and shall cause its Subsidiaries to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted; provided, however, that no action by Atlantis or any of its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.l(a)(i) unless such action would constitute a breach of one or more of such other provisions.

               (ii) Atlantis shall not, and shall cause its Subsidiaries not to,
(A) enter into any new line of business or (B) incur or commit to any capital expenditures other than (I) capital expenditures encompassed within the Capital
Expenditures Budget, (II) capital expenditures which are reasonably necessary to address public emergency situations and (III) capital expenditures to which
Parent has provided prior written consent, which consent shall not be unreasonably withheld.

          (b) Dividends; Changes in Share Capital. Atlantis shall not, and shall cause its Subsidiaries not to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the regular dividends on Atlantis Common Stock payable in each of the second and third fiscal quarters of 2007 in an amount not to exceed $0.17 per share of
Atlantis Common Stock in each such quarter, (ii) split, combine subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c) Issuance of Securities. Atlantis shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Atlantis Common Stock upon the exercise of Atlantis Stock Options,
(ii) in connection with other stock-based Atlantis Benefit Plans to the extent that such other stock-based Atlantis Benefit Plans currently provide for the automatic grant or award of shares of Atlantis capital stock or rights, warrants or options to acquire such shares, including Atlantis Stock Options granted to non-employee directors or (iii) pursuant to the DRIP.

          (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or, following written notice to Parent, as may be required by Law or Order or required by the rules and regulations of the American Stock Exchange, Atlantis shall not amend or propose to amend its certificate of incorporation, by-laws or other governing documents.

          (e) No Acquisitions. Atlantis shall not, and shall cause its
Subsidiaries not to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                                       25

          (f) No Dispositions. Other than dispositions of the Excluded Assets and dispositions in the ordinary course of business consistent with past practice in frequency and amount, Atlantis shall not, and shall cause its
Subsidiaries not to, sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets.

          (g) Investments; Indebtedness. Atlantis shall not, and shall cause its
Subsidiaries not to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or reflected in the most recent consolidated financial statements (or the notes thereto) included in the most recent Atlantis SEC Reports filed prior to the date of this Agreement or (iii) create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances not in existence as of the date of this Agreement except for indebtedness incurred under Atlantis' current credit facilities (and any replacements thereof) incurred in the ordinary course of business, consistent with past practices, as such facilities and other existing indebtedness may be amended, extended, modified, refunded, renewed, refinanced or replaced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby (or, in the case of replacement indebtedness, the term of such indebtedness is not for a longer period of time than the period of time applicable to the indebtedness so replaced) and the other terms and conditions thereof, taken as a whole and reflecting the intention of the parties to repay such indebtedness at or prior to the Closing, are not materially less advantageous to Atlantis than those in existence as of the date of this
Agreement. Notwithstanding the foregoing, the parties hereto acknowledge and understand that Parent intends to repay the Credit Facility and the Indenture at or prior to the Closing and, therefore, any action taken by Atlantis or any of its Subsidiaries with Parent's consent in connection with such repayment shall be permitted.

          (h) Compensation. Atlantis shall not, and shall cause its Subsidiaries not to, (i) increase the amount of compensation of any Current Atlantis
Employee, except in the ordinary course of business, consistent with past practice (e.g., no more frequently than once per year), in connection with normal periodic performance reviews, and provided that no such increase shall exceed four percent (4%) of the prior year's total compensation, (ii) make any increase in or commitment to increase any employee benefits, (iii) issue any additional Atlantis Stock Options, equity-based awards or shares of Atlantis
Common Stock pursuant to the Atlantis Benefits Plans, adopt or make any commitment to enter into, adopt, amend in any material manner or terminate any
Atlantis Benefit Plan, or any other agreement, arrangement, plan or policy between Atlantis and one or more of its directors, officers or employees, or
(iv) make any contribution, other than regularly scheduled contributions, to any
Atlantis Benefit Plan; provided, however, that Atlantis shall notify Parent of any increases, made pursuant to clause (i) above; and provided further that any severance benefits paid by Atlantis pursuant to Section 5.5(b) shall not be deemed a breach of this Section 4.1(h) or any other provision of this Agreement.
Notwithstanding the foregoing, at or prior to the Effective Time Atlantis shall be entitled to make severance and/or bonus payments in an aggregate amount not to exceed $379,000 to its directors and certain Current Atlantis Employees (in addition to any benefits payable pursuant to Section 5.5(b)).

                                       26

          (i) Other Actions. Atlantis shall not, and shall cause its
Subsidiaries not to, take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in, (i) a material breach of any provision of this Agreement, or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied.

          (j) Accounting Methods; Income Tax Matters. Except as disclosed in the
Atlantis SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Atlantis shall not, and shall cause its Subsidiaries not to, change its methods of accounting in effect at December 31, 2006. Except as required by changes in GAAP, Atlantis shall not, (i) change its fiscal year,
(ii) make or rescind any material tax election, (iii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy in respect of Taxes for any amount in excess of the amount reserved therefor and reflected in the most recent consolidated financial statements (or the notes thereto) of Atlantis included in the most recent
Atlantis SEC Report, or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 2006.

          (k) Regulatory Matters. Atlantis shall inform Parent reasonably in advance of making a filing to implement any material changes in any rates or surcharges for water service or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall deliver to Parent a copy of each such filing or agreement. Atlantis shall make, and shall cause its
Subsidiaries to make, all such filings (i) only in the ordinary course of business consistent with past practice or (ii) as required by a Governmental
Entity.

          (l) Compromise; Settlement. Atlantis shall not, and shall cause its
Subsidiaries not to, settle or compromise any pending or threatened claims or arbitrations, other than settlements which involve solely the payment of money
(without admission of liability) that would not result in an uninsured payment by or liability of Atlantis in excess of $25,000 in the aggregate above the reserves established therefor on the books of Atlantis as of the date hereof.

          (m) Regulatory Approvals. Atlantis shall not, and shall not permit any of its Subsidiaries to, take any action that would, or fail to take any action which failure would, reasonably be expected to impede or delay any Atlantis
Required Consent or any Parent Required Consent or otherwise impede or delay the consummation of the Merger and the other transactions contemplated by this
Agreement.

          (n) Transactions with Affiliates. Except as otherwise permitted herein, Atlantis shall not, and shall cause each of its Subsidiaries not to, enter into or engage in any material business arrangement or relationship with any of its "affiliates" (as such term is defined in Rule 12b-2 of the regulations promulgated under the Exchange Act), directors or shareholders, except in accordance with existing terms and conditions of any binding contract or commitment in existence as of the date hereof; provided that such contract or commitment is listed in Schedule 4.1(n) of the Atlantis Disclosure Schedule.

                                       27

          (o) No New Agreements. Except as otherwise permitted by this Agreement and except to the extent necessary for Atlantis or any of its subsidiaries to perform its existing obligations, Atlantis shall not, and shall cause its
Subsidiaries not to, enter into any new contract, agreement, lease or other binding commitment of any kind or nature whatsoever, or amend or extend any existing contract, agreement, lease or other binding commitment to which
Atlantis or any Subsidiary of Atlantis is a party, that would, in either instance, result in an incremental payment by, or liability of, Atlantis or any
Subsidiary of Atlantis in excess of $25,000 in the aggregate without prior written consent of Parent, which consent shall not be unreasonably withheld.
Without limiting the generality of the foregoing, Atlantis shall not amend any of the Real Property Leases in any respect whatsoever.

          (p) New Directors. Provided that there is at least one (1) member of the Board of Directors in office at all times from the date of this Agreement until the Effective Time, Atlantis shall not nominate any new members to the
Board of Directors.

          (q) VEBA. Atlantis shall use its reasonable best efforts to resolve any deficiencies regarding the filing of Forms 990 with respect to Voluntary
Employees' Beneficiary Association (VEBA) maintained by Atlantis under Section
501(c)(9) of the Code. Reasonable actions taken and costs incurred by Atlantis with respect to such efforts, including retaining accountants to assist with such filings, shall not constitute a breach of this Agreement.

     4.2 COVENANTS OF PARENT. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its
Subsidiaries that (except as expressly contemplated or permitted by this
Agreement or as otherwise indicated on the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction (written notice of which will be given promptly to Atlantis) or to the extent that Atlantis shall otherwise consent in writing):

          (a) Regulatory Approvals. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or fail to take any action which failure would, reasonably be expected to impede or delay any Parent
Required Consent or any Atlantis Required Consent or otherwise impede or delay the consummation of the Merger and the other transactions contemplated by this
Agreement.

          (b) Other Actions. Parent shall not take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in (i) a material breach of any provision of this Agreement, or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied.

     4.3 ADVICE OF CHANGES; GOVERNMENTAL FILINGS. Each party shall (a) confer on a regular and frequent basis with the other, with respect to matters relevant to the Merger and (b) report (to the extent permitted by Law, Order or any applicable confidentiality agreement) on operational and regulatory matters with respect to Atlantis and financial and regulatory matters with respect to Parent and its Subsidiaries to the extent pertaining to this Agreement and the Merger, including any party's ability to obtain approval for, or otherwise consummate, the Merger. Each party shall promptly advise the other parties, orally and in writing of any complaint, investigation or hearing by any Governmental Entity
(or communication indicating

                                       28

the same may be contemplated) or the institution or threat of material litigation. Atlantis shall file all reports required to be filed by it with the
SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law, Order or any applicable confidentiality agreement) deliver to Parent copies of all such reports, announcements and publications promptly after the same are filed.
Subject to applicable Laws and Orders relating to the exchange of information, each of Atlantis and Parent shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental
Entity, including the RPB, in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities, including the RPB, necessary or advisable to consummate the transactions contemplated by this Agreement.

     4.4 CONTROL OF ATLANTIS' BUSINESS. Nothing contained in this Agreement shall be deemed to give Parent, directly or indirectly, the right to control or direct Atlantis' operations prior to the Effective Time. Prior to the Effective
Time, Atlantis shall exercise, consistent with the terms and conditions of this
Agreement, complete control and supervision over its operations.

     4.5 SALE OF EXCLUDED ASSETS.

          (a) Parent is not lawfully permitted to acquire the regulated water utility business of EWC (the "EWC BUSINESS") and does not wish to acquire the rights of H2O to certain service contracts between H2O and certain third-party owners of water systems (the "H2O SERVICE CONTRACTS"). Accordingly, prior to or contemporaneously with the execution and delivery of this Agreement: (i) EWC and
The Connecticut Water Company, a Connecticut corporation ("CWC") have entered into an asset purchase agreement, dated June 29, 2007, attached hereto as
Exhibit A (the "EWC ASSET PURCHASE AGREEMENT"), setting forth the terms and conditions of the purchase and sale of the EWC Business together with substantially all of the assets used in the EWC Business and the assumption of certain liabilities associated therewith (collectively, the "EWC ASSETS"); and
(ii) H2O and New England Water Utility Services, Inc., a Connecticut corporation
("NEWUS") have entered into an asset purchase agreement, dated June 29, 2007, attached hereto as Exhibit B (the "H2O ASSET PURCHASE AGREEMENT"), setting forth the terms and conditions of the purchase and sale of the H2O Service Contracts.
The EWC Assets and the H2O Service Contracts are hereinafter collectively referred to as the "EXCLUDED ASSETS"; CWC and NEWUS are hereinafter collectively referred to as the "EXCLUDED ASSETS PURCHASERS"; and the EWC Asset Purchase
Agreement and the H2O Asset Purchase Agreement are hereinafter collectively referred to as the "EXCLUDED ASSETS AGREEMENTS."

          (b) Acting in accordance with Sections 33-831 of the CBCA, the board of directors of EWC has authorized, and BUI (as the sole shareholder of EWC) has approved, the sale of the EWC Assets to CWC pursuant to the terms and conditions set forth in the EWC Asset Purchase Agreement.

                                       29

          (c) Acting in accordance with Sections 33-831 of the CBCA, the board of directors of H2O has authorized, and Atlantis (as the sole shareholder of
H2O) has approved, the sale of the H2O Service Contracts to NEWUS pursuant to the terms and conditions set forth in the H2O Asset Purchase Agreement.

          (d) Parent shall indemnify, defend and hold harmless each of Atlantis, its Subsidiaries, and their respective shareholders, officers, directors, employees and agents from and against all Losses incurred by it in connection with or arising from the Excluded Assets Agreements, other than Losses caused solely by the willful misconduct or fraud of Atlantis or an uncured material breach by Atlantis of any provision of the Excluded Assets Agreements.

          (e) Parent hereby acknowledges and agrees that the Excluded Assets
Purchasers and the form, terms and substance of each of the Excluded Assets
Agreements are acceptable in all respects to Parent.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 PREPARATION OF PROXY STATEMENT; ATLANTIS STOCKHOLDERS MEETING; RPB
MEETING.

          (a) As promptly as practicable following the date hereof, Atlantis shall, in cooperation with Parent and Merger Sub, prepare and file with the SEC preliminary proxy materials relating to the Atlantis Stockholders Meeting (such proxy statement, and any amendments or supplements thereto, the "PROXY
STATEMENT"). The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, and shall, subject to the provisions of Section 5.4, include a statement that the Board of Directors finds the Merger to be advisable, fair to and in the best interests of Atlantis and its stockholders.
Each of Atlantis, Parent and Merger Sub shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing with the SEC. Atlantis shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and Merger Sub, and advise Parent and
Merger Sub of any oral comments with respect to the Proxy Statement received from the SEC. Atlantis shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date following clearance of the Proxy
Statement by the SEC and, subject to the provisions of Section 5.4, shall include in the Proxy Statement the recommendation of the Board of Directors of
Atlantis that the stockholders of Atlantis vote in favor of the adoption of the
Merger Agreement.

          (b) Each of Parent and Merger Sub agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Atlantis Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Atlantis

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agrees that none of the information supplied or to be supplied by Atlantis for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Atlantis Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that no information will be deemed to have been supplied by Parent or Merger Sub unless it is furnished to Atlantis in writing for the express purpose of being included or incorporated by reference in the Proxy
Statement. Atlantis will provide Parent and its counsel with a reasonable opportunity to review and comment on the Proxy Statement and all responses to requests for additional information by, and replies to comments of, the SEC prior to filing such with, or sending such to, the SEC, and will provide Parent and its counsel with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Parent or Merger Sub for inclusion in the Atlantis Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

          (c) Subject to Sections 5.4 and 7.1(f), Atlantis shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "ATLANTIS
STOCKHOLDERS MEETING") for the purpose of obtaining the Required Atlantis Vote with respect to the transactions contemplated by this Agreement, shall take all lawful action to solicit the adoption of this Agreement by the Required Atlantis
Vote and the Board of Directors of Atlantis shall recommend adoption of this
Agreement by the stockholders of Atlantis. Without limiting the generality of the foregoing, but subject to its rights pursuant to Sections 5.4 and 7.1(f),
Atlantis agrees that its obligations pursuant to the first sentence of this
Section 5.1(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Atlantis of any Acquisition Proposal (as defined in below).

          (d) Parent shall, as promptly as practicable following the execution of this Agreement, prepare and submit an application to the RPB and request that the RPB provide the Required RPB Vote. Parent shall take all lawful action to solicit the Required RPB Vote and the Five Member Authority of Parent shall recommend that the RPB approve the Agreement, the Merger and the Financing.
Without limiting the generality of Section 5.3, Parent shall comply in all respects with the Enabling Legislation in connection with obtaining all approvals necessary in order to consummate the transactions contemplated by this
Agreement.

     5.2 ACCESS TO INFORMATION. Upon reasonable notice, Atlantis shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its facilities, operations, officers, employees, agents and accountants and its properties, books, contracts, commitments and records and, during such period, Atlantis shall furnish promptly to Parent such information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Atlantis may restrict the foregoing access to information pertaining to customers of BUI and EWC, and other information to the extent that any Law or Order of any
Governmental Entity applicable to Atlantis requires Atlantis to restrict access to any properties or information. Parent will hold any information provided under this Section 5.2 or Section 4.3 that is non-public in confidence to the extent required by, and in

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accordance with, the provisions of the Mutual Nondisclosure Agreement dated May
10, 2007, between Atlantis and Parent (the "CONFIDENTIALITY AGREEMENT").

     5.3 REASONABLE BEST EFFORTS.

          (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the
Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof.

          (b) Each of Parent, Merger Sub and Atlantis shall, in connection with the efforts referenced in Section 5.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement use its reasonable best efforts to (i) make all appropriate filings and submissions with the DPUC, the RPB or such other Governmental Entity that may be necessary, proper or advisable under applicable Laws or Orders in respect of any of the transactions contemplated by this Agreement as soon as practicable but in no event later than forty-five (45) days following the date hereof, (ii) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to, the
DPUC, the RPB or such other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and
(iv) permit the other party to review any filing or communication given by it to, and consult with each other in advance of any meeting or conference with, the DPUC, the RPB or such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DPUC, the RPB or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

          (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.3(a) and 5.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law or Order, each of Parent, Merger Sub and Atlantis shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement; provided, however, that neither party shall be required to take any such action to the extent that doing so would be reasonably likely to have a Material Adverse
Effect on such party. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has theretofore complied in all respects with its obligations under this
Section 5.3.

          (d) If any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or Order or if any suit is instituted by any Governmental Entity

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or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law or Order, each of Parent and Atlantis shall use its reasonable best efforts to resolve any such objections or challenge as such
Governmental Entity or private party may have to such transactions under such
Law or Order so as to permit consummation of the transactions contemplated by this Agreement.

          (e) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the parties to the Excluded Assets Agreements in doing, all things necessary, proper or advisable to, on or prior to December 31, 2007, consummate the sale of the Excluded Assets to the Excluded Assets Purchasers
pursuant to the terms and provisions of the Excluded Assets Agreements.

          (f) Atlantis shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the parties to the Excluded Assets Agreements in doing, all things necessary, proper or advisable to consummate the sale of the Excluded
Assets to the Excluded Assets Purchasers pursuant to the terms and provisions of the Excluded Assets Agreements.

          (g) Atlantis shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable under any outstanding Contract between Atlantis or any of its Subsidiaries, on the one hand, and one or more third parties, on the other hand, in order to attempt to remedy or otherwise address the good faith reasonable belief of Parent that the performance by the Surviving Corporation of its duties and obligations under such Contract from and after the Effective Time will have a material adverse impact on the Surviving Corporation or Parent; provided, however, that any cooperation provided by Atlantis pursuant to this Section 5.3(g) shall not be deemed a concurrence by Atlantis that such belief by Parent is reasonable. No officer or director of Atlantis has been advised, either orally or in writing, that any such third party is unwilling to consider reasonable changes that may be proposed by Parent.

     5.4 ACQUISITION PROPOSALS.

          (a) Atlantis shall, and shall instruct each of its Representatives (as defined below) to, immediately cease all existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition
Proposal (as defined below). Atlantis shall not directly or indirectly, and it shall cause its Subsidiaries, officers, directors, employees, representatives, agents or affiliates, including any investment bankers, attorneys or accountants
("REPRESENTATIVES") retained by Atlantis not to, directly or indirectly, through any Person, (i) solicit, initiate, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any
Person relating to any direct or indirect acquisition or purchase of Atlantis, a merger, recapitalization, consolidation, business combination, sale of a significant portion of the assets of Atlantis (other than sales in connection with the Excluded Assets) taken as a whole, sale of 10% or more of the shares of capital stock (including by way of a tender offer, share exchange or exchange offer) or similar or comparable transactions involving Atlantis, other than the transactions contemplated by this Agreement (any such inquiry, proposal or offer
(or

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improvement, restatement, amendment, renewal or reiteration thereof) (other than made by Parent or an affiliate thereof) being herein referred to as an
"ACQUISITION PROPOSAL"), or (ii) enter into or participate in any discussions or negotiations with any Person relating to an Acquisition Proposal.
Notwithstanding any other provision of this Agreement, the Board of Directors of
Atlantis may, at any time prior to adoption of this Agreement by the stockholders of Atlantis, furnish information (pursuant to a customary confidentiality agreement no more favorable, in the aggregate, to the party receiving information than the Confidentiality Agreement) to, or engage in discussions or negotiations with, any Person in response to a Superior Proposal
(as defined in Section 8.11) made by such Person if, and only to the extent that, prior to taking such action, (A) the Board of Directors of Atlantis determines in good faith by a majority vote, after consultation with its independent legal counsel, that it must take such action to comply with its fiduciary duties or other responsibilities under applicable law, and (B)
Atlantis provides reasonable advance notice to Parent to the effect that it is taking such action.

          (b) Except and only to the extent provided in paragraph (c) below, neither the Board of Directors of Atlantis nor any committee thereof shall (i)
withdraw, modify or change, or propose to withdraw, modify or change, in any manner adverse to Parent, the approval or recommendation by such Board of
Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or
(iii) cause Atlantis to enter into any agreement (other than a confidentiality agreement entered into in accordance with Section 5.4(a)), letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal.

          (c) Notwithstanding any other provision of this Agreement, in response to a Superior Proposal and after determining in good faith by majority vote after consultation with its independent legal counsel that it must take such action to comply with its fiduciary duties or other responsibilities under applicable law, Atlantis' Board of Directors shall be permitted (subject to this and the following sentences), at any time prior to the adoption of this
Agreement by the stockholders of Atlantis, (i) to withdraw, modify or change, or propose to withdraw, modify or change, the approval or recommendation by the
Board of Directors of this Agreement, the Merger or the other transactions contemplated by this Agreement or (ii) to approve or recommend, or propose to approve or recommend, any Superior Proposal, but only in each case referred to in clauses (i) and (ii), after the fifth Business Day following Parent's receipt of written notice advising Parent that the Board of Directors of Atlantis has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and stating that it intends to take any action described in clause (i) or (ii)
above. After providing such notice, Atlantis shall provide a reasonable opportunity to Parent within such five Business Day-period to make such adjustments in the terms and conditions of this Agreement as would enable
Atlantis' Board of Directors to proceed with its recommendation to the stockholders of Atlantis without taking any action described in clauses (i) or
(ii) of the preceding sentence.

          (d) Atlantis shall promptly advise Parent of any request for information or any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. Atlantis will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

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          (e) Nothing contained in this Section 5.4 shall prohibit Atlantis or its Board of Directors (i) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the
Exchange Act or from making any legally required disclosure to the stockholders of Atlantis with regard to an Acquisition Proposal or (ii) prior to the adoption of this Agreement by the stockholders of Atlantis, from taking any action as contemplated by Section 7.1(f). Nothing in this Section 5.4 shall (x) permit
Atlantis to terminate this Agreement (except as specifically provided in Article
VII hereof) or (y) affect any other obligation of Atlantis under this Agreement.

     5.5 TREATMENT OF ATLANTIS STOCK OPTIONS: OTHER STOCK PLANS: EMPLOYEE
BENEFITS MATTERS.

          (a) Options; Other Stock Plans. Atlantis shall take all requisite action, including any and all required amendments to the Atlantis Stock Option
Plans or to any agreements entered into thereunder (in each case, which amendments may be conditioned on the Closing occurring, and provided that, with respect to any required stockholder approval or any required consent or agreement of another party to such agreements, of such amendments, such requisite action shall be limited to Atlantis' respective reasonable best efforts to obtain such stockholder approval), to the extent necessary so that at the Closing all Atlantis Stock Options that have been granted and that have not been exercised prior to the Closing Date shall be canceled as of the Closing
Date and at the Closing, Parent shall pay to each holder of Atlantis Stock
Options a cash payment equal to the product of (i) the number of Atlantis Stock
Options held as of immediately preceding the Closing multiplied by (ii) the excess of the Merger Consideration over the applicable exercise price
(regardless of whether such Atlantis Stock Options are then vested or exercisable) less such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax Law or Order. Atlantis shall take all actions necessary to ensure that such payments or conversions into the right to receive cash extinguish all rights of participants under the Atlantis Stock Option Plans to receive shares of Atlantis Common Stock at or after the Effective Time.

          (b) Employment Agreements; Employee Benefits.

               (i) Employee Severance Benefits. Section 5.5(b)(i) of the
Atlantis Disclosure Schedule sets forth a true and complete list of all employees of Atlantis and its Subsidiaries as of the date of this Agreement, together with the position, date of hire by Atlantis or any predecessor and annual rate of compensation for each such person (each, a "CURRENT ATLANTIS
EMPLOYEE" and, collectively, the "CURRENT ATLANTIS EMPLOYEES"). If the employment of any Current Atlantis Employee other than the Excluded Employees is terminated: (A) by Atlantis or any of its Subsidiaries within three (3) months prior to the Effective Time, other than for Cause, Atlantis will pay or cause to be paid to such employee the applicable Severance Benefit; or (B) by Parent, the
Surviving Corporation or any of their respective Subsidiaries as of the
Effective Time or within twelve (12) months thereafter, other than for Cause,
Parent will pay or cause to be paid to such employee the applicable Severance
Benefit.

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               (ii) Change of Control Agreements. Each agreement between
Atlantis and a Current Atlantis Employee providing for the payment by the
Surviving Corporation of severance and other termination benefits upon consummation of the Merger (other than the obligations to pay severance benefits described in Section 5.5(b)(i)) is set forth on Section 5.5(b)(ii) of the
Atlantis Disclosure Schedule (each, a "CHANGE OF CONTROL AGREEMENT"). Upon the consummation of the Merger, the Parent shall cause the Surviving Corporation to pay such benefits in accordance with the terms of each Change of Control
Agreement.

               (iii) Effect of the Merger on the Atlantis Benefits Plans.

                    (A) Atlantis and Parent agree that, for purposes of the
     Atlantis Benefit Plans, the consummation of the transactions contemplated by this Agreement, as applicable, shall constitute a "Change in Control,"
     as may be applicable under such Atlantis Benefit Plans.

                    (B) Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to Atlantis Employees under the
     Atlantis Benefit Plans.

                    (C) Parent agrees that, during the period commencing at the
     Effective Time and ending on the first anniversary thereof, each Current
     Atlantis Employee who continues to be employed by the Surviving Corporation shall continue to be provided with benefits under employee benefit plans that are at least substantially comparable in the aggregate to those provided in the Atlantis Benefit Plans immediately prior to the Effective
     Time.

                    (D) Parent shall comply fully with its obligations under
     Section 31 of the Enabling Legislation.

               (iv) Ansonia Division Employees. Parent shall, and shall cause the Surviving Corporation to, continue the employment of all Ansonia Division
Employees for at least two (2) months following the Effective Time (or provide equivalent financial benefit upon termination of employment of any such employee). For the avoidance of doubt, Parent's obligation pursuant to this
Section 5.5(b)(iv) shall be in addition to any other benefits payable pursuant to this Section 5.5(b).

               (v) As used in this Agreement:

                    (B) "ANSONIA DIVISION EMPLOYEES" means all Current Atlantis
Employees listed in the "Ansonia" section of Section 5.5(b)(i) of the Atlantis
Disclosure Schedule.

                    (A) "BONUS SERVICE YEARS" means: (I) two (2) years with
respect to each Atlantis Employee with no less than ten (10) and no greater than fourteen (14) Service Years; or (II) four (4) years with respect to each
Atlantis Employee with no less than fifteen (15) Service Years.

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                    (B) "EXCLUDED EMPLOYEES" means (I) Betsy Henley-Cohn, (II)
each Current Atlantis Employee who is party to a Change of Control Agreement, and (III) all Current Atlantis Employees listed in the "Eastern" and "Rhodes
Pump Services-H2O Employees" sections of Section 5.5(b)(i) of the Atlantis
Disclosure Schedule.

                    (C) "SERVICE YEARS" means, with respect to each Current
Atlantis Employee entitled to benefits pursuant to Section 5.5(b)(i), above, the number of complete and partial years of service of such employee with Atlantis and any of its affiliates as of the date of such employee's termination, and including both service with Atlantis and its Subsidiaries prior to the Effective
Time and with Parent and its Subsidiaries after the Effective Time, which number shall be no less than four (4) and no greater than twenty-six (26).

                    (D) "SEVERANCE BENEFIT" means, with respect to each Current
Atlantis Employee entitled to benefits pursuant to Section 5.5(b)(i), above, a lump sum severance benefit equal to the product of (I) an amount equal to the sum of such employee's number of Service Years plus such employee's number of
Bonus Service Years, if any, multiplied by (II) an amount equal to such employee's base pay for a two-week period as of such employee's termination, or if such Atlantis Employee is terminated following the Effective Time, the greater of the rate in effect at the Effective Time or the date of such employee's termination.

     5.6 FEES AND EXPENSES. Parent has agreed to reimburse Atlantis for up to one hundred thousand dollars ($100,000) of legal fees and expenses incurred by
Atlantis in connection with the negotiation, drafting and execution of this
Agreement and the Excluded Assets Agreements (the "LEGAL FEE REIMBURSEMENT").
Whether or not the Merger is consummated, all other Expenses (as defined below)
incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, subject to Section
7.2(c); provided, however, that if the Merger is consummated, the Surviving
Corporation shall pay, or cause to be paid, any and all Taxes imposed on
Atlantis and its Subsidiaries as a result of the Merger and the sale of the
Excluded Assets. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     5.7 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

          (a) After the Effective Time and through the sixth anniversary thereof, Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former officer, director or employee of Atlantis (collectively, the "INDEMNIFIED
PARTIES"), against all Losses incurred in connection with any actual or threatened claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director or employee of
Atlantis or (ii) matters existing or occurring at or prior to the Effective Time
(including this Agreement and the transactions and actions

                                       37

contemplated hereby), whether asserted or claimed prior to, at or after the
Effective Time, to the fullest extent permitted under applicable Law or Order, provided, however, that no Indemnified Party may settle any such claim without the prior approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed). Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from Parent or the Surviving Corporation within ten Business Days of receipt by Parent or the Surviving Corporation, from the Indemnified Party of a request therefor; provided, however, that any Person to whom expenses are advanced provides an undertaking, to the extent required by the CBCA, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

          (b) The Surviving Corporation shall cause to be maintained in effect
(i) in its certificate of incorporation and by-laws for a period of six (6)
years after the Effective Time, the current provisions regarding limitation of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees contained in the certificate of incorporation and by-laws of Atlantis and (ii) for a period of six years after the Effective
Time, the current policies of directors' and officers' liability insurance maintained by Atlantis (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured)
with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that the provisions of this Section
5.7(b)(ii) shall be deemed to have been satisfied if an extended reporting period shall have been obtained by Parent at its sole cost and expense prior to or at the Effective Time, which provides coverage equivalent to that provided under such policies for an aggregate period of at least six (6) years; and
provided, further, that in no event shall Parent or the Surviving Corporation be required to expend more than $50,000 to maintain or procure insurance coverage pursuant to this Section 5.7. The obligations of the Surviving Corporation under this Section 5.7(b) shall not in any way reduce or change the liability of the
Parent under Section 4.5(d).

          (c) Notwithstanding anything herein to the contrary, if any claim, action, proceeding or investigation (whether arising before, at or after the
Effective Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.7 shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

          (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall make proper provision so that the successors or assigns of the Surviving
Corporation shall succeed to the obligations set forth in Section 5.7.

        5.8 PUBLIC ANNOUNCEMENTS. Atlantis and Parent shall, unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

                                       38

     5.9 FINANCING. Atlantis acknowledges and understands that Parent intends to generate the resources to consummate the Merger and pay the Merger Consideration through the issuance and sale of tax-exempt municipal bonds (the "FINANCING").
Parent shall use its best efforts to effectuate the Financing in a timely fashion and in such amounts necessary to consummate the Merger and pay the
Merger Consideration, regardless of any change in interest rates or any costs or expenses associated with the Financing.

     5.10 RPB MEMBERSHIP. Promptly after the Effective Time, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable for Parent to comply fully with the Enabling Legislation with respect to the expansion of the
RPB to include representation from certain municipalities of the State of
Connecticut specified in the Enabling Legislation.

     5.11 PAYMENT OF INDEBTEDNESS. At the Effective Time, Parent shall pay in full all amounts due and owing to the Lenders, including any applicable prepayment or penalties or similar payments.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The
respective obligations of Atlantis, Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver in writing at or prior to the
Closing of the following conditions:

          (a) Stockholder Approval. Atlantis shall have obtained the Required
Atlantis Vote for the adoption of this Agreement by the stockholders of
Atlantis.

          (b) RPB Approval. Parent shall have obtained the Required RPB Vote.

          (c) No Injunctions or Restraints; Illegality. No federal, state, local or foreign, if any, Law shall have been adopted or promulgated, and no temporary restraining Order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d)Governmental Approvals. All Parent Required Consents and the
Atlantis Required Consents shall have been obtained prior to the Effective Time, and shall have become Final Orders. The Final Orders shall not, individually or in the aggregate, impose terms and conditions that could reasonably be expected to result in a Material Adverse Effect on Atlantis, Parent, the Surviving
Corporation or the Excluded Assets Purchasers. "FINAL ORDER" for purposes of this Agreement means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended with respect to which any waiting period prescribed by any Law or Order before the Merger and other transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by Law or Order have been satisfied.

                                       39

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The
obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver in writing by Parent, at or prior to the Closing of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Atlantis set forth in this Agreement shall be true and correct in all respects (disregarding all qualifications and exceptions therein contained relating to materiality or a Material Adverse Effect on Atlantis or any similar standard or qualification), as if such representations or warranties were made as of the Effective Time (other than representations warranties that address matters only as of a specified date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on
Atlantis, and Parent shall have received a certificate of the chief executive officer of Atlantis to the foregoing effect.

          (b) No Material Adverse Change. There shall not have been a Material
Adverse Change to Atlantis, and Parent shall have received a certificate of the chief executive officer of Atlantis to such effect.

          (c) Performance of Obligations of Atlantis. Atlantis shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing
Date, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of Atlantis to such effect.

          (d) Extinguishment of Atlantis Stock Options. Atlantis shall have taken all requisite actions to ensure that the payments and other actions contemplated by Section 5.5(a) shall extinguish all rights of the participants under the Atlantis Stock Option Plans, and each holder of Atlantis Stock Options shall have executed a release, the form and substance of which is reasonably satisfactory to Parent.

          (e) Resignation of Certain Officers of Atlantis. Each of Betsy
Henley-Cohn, John S. Tomac and Jack Keefe shall have voluntarily resigned his or her employment with Atlantis effective as of the Effective Time or shall have been terminated by Atlantis.

          (f) Excluded Assets. Atlantis and/or its Subsidiaries, as applicable, shall have one or more agreements in place to transfer the Excluded Assets to one or more third parties (including CWC and NEWUS, if the EWC Asset Purchase
Agreement and the H2O Asset Purchase Agreement shall not have been terminated), and the closing of the transfer the Excluded Assets shall occur simultaneously with the transactions contemplated herein.

          (g) Financing. Parent shall be in a position to consummate the
Financing simultaneously with the transactions contemplated herein.

          (h) Opinion of Counsel. Parent and Merger Sub shall have received an opinion of Wiggin and Dana LLP, counsel to Atlantis and BUI, the form and substance of which shall be reasonably satisfactory to Parent.

                                       40

     6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ATLANTIS. The obligations of
Atlantis to effect the Merger are subject to the satisfaction of, or waiver in writing by Atlantis, at or prior to the Closing of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects (disregarding all qualifications and exceptions therein contained relating to materiality or a Material Adverse Effect on Parent or any similar standard or qualification), as if such representations or warranties were made as of the Effective Time(other than representations or warranties that address matters only as of a specified date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a
Material Adverse Effect on Parent, and Atlantis shall have received a certificate of the chief executive officer of Parent and Merger Sub to the forgoing effect.

          (b) Performance of Obligations of Parent. Parent shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and
Atlantis shall have received a certificate of the chief executive officer of
Parent to such effect.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the
Effective Time, by action taken or authorized by the Board of Directors of
Atlantis or the Five Member Authority of Parent, as applicable, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Atlantis or Merger Sub:

          (a) By mutual written consent of Parent and Atlantis, by action of the
Board of Directors of Atlantis and the Five Member Authority of Parent;

          (b) By either Atlantis or Parent, by written notice to the other party, if the Effective Time shall not have occurred on or before December 31,
2007 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including Section
5.3) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; provided, further that if, on such
Termination Date (i) any condition set forth in Section 6.1(d), 6.2(f) or 6.2(g)
has not been satisfied or waived in writing, (ii) all of the other conditions to the consummation of the Merger set forth in Article VI have been satisfied or waived in writing or can readily be satisfied, and (iii) any approvals required in order for the condition set forth in Section 6.1(d) to be satisfied that have not yet been obtained are being pursued diligently and in good faith, the consummation of the transfer of the Excluded Assets required in order for the condition set forth in Section 6.2(f) to be satisfied is being pursued diligently and in good faith, and/or the consummation of the Financing required in order for the condition set forth in Section 6.2(g) to be satisfied is being pursued diligently and in

                                       41

good faith, as the case may be, then in any such case the Termination Date shall, without any action by any of the parties, be extended only once to
February 29, 2008.

          (c) By either Atlantis or Parent if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this
Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.3), in each case (i) and (ii) that is necessary to fulfill the conditions set forth in Sections 6.1(c) and (d), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.3 has been the cause of such action or inaction;

          (d) By either Atlantis or Parent if (i) the approval by the stockholders of Atlantis required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Atlantis Vote upon the taking of such vote at a duly held meeting of stockholders of Atlantis, or at any adjournment thereof or (ii) the approvals of the RPB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote of the membership thereof upon the taking of such vote at a duly held meeting of the RPB, or any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d)
shall not be available to any party whose failure to comply with Section 5.3 has been the cause of the failure to obtain such required vote;

          (e) By Parent if the Board of Directors of Atlantis shall have taken or resolved to take any of the actions set forth in Section 5.4(b);

          (f) By Atlantis at any time prior to adoption of this Agreement by the stockholders of Atlantis if the Board of Directors of Atlantis shall approve a
Superior Proposal; provided, however, that Atlantis shall have complied with
Section 5.4; or

          (g) By Atlantis or Parent, as applicable, if the DPUC places any conditions, restrictions or covenants on such party or the Excluded Assets
Purchasers as a condition precedent for approving the transactions contemplated by this Agreement or the Excluded Assets Agreements, which would be reasonably likely to have a Material Adverse Effect on such party or the Excluded Assets
Purchasers; provided, however, that the right to terminate this Agreement under this Section 7.1(g) shall not be available to any party whose failure to comply with Section 5.3 has been the cause of the placement of such conditions, restrictions or covenants.

     7.2 EFFECT OF TERMINATION.

          (a) In the event of termination of this Agreement by either Atlantis or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Atlantis or their respective officers or directors

                                       42

except with respect to Section 4.5(d), the second sentence of Section 5.2,
Section 5.6, this Section 7.2 and Article VIII; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this
Agreement.

          (b) If Parent terminates this Agreement pursuant to Section 7.1(e) or
Atlantis terminates this Agreement pursuant to Section 7.1(f), then Atlantis shall promptly pay to Parent in same day funds liquidated damages in an amount equal $1,000,000.

          (c) If either Atlantis or Parent terminates this Agreement pursuant to
(i) Section 7.1(b) and the Effective Time shall not have occurred on or before the Termination Date (as may have been extended pursuant to Section 7.1(b)) (A)
due, in whole or in part, to a failure by Parent or Merger Sub to comply with one or more covenants contained in this Agreement or (B) because any of the conditions set forth in Sections 6.1 has not been satisfied, or (ii) any of
Sections 7.1(c), 7.1(d) or 7.1(g), then in any such case, Parent shall promptly pay to Atlantis in immediately available funds, upon receipt of an invoice therefor, an amount equal to the sum of (1) any portion of the Legal Fee
Reimbursement not yet paid to Atlantis, plus (2) expenses incurred by Atlantis in connection with the DPUC approval process, not to exceed twenty-five thousand dollars ($25,000), plus (3) expenses incurred by Atlantis in connection with the
Atlantis Fairness Opinion, not to exceed ninety thousand dollars ($90,000).

          (d) Notwithstanding any other provision of this Section 7.2, if (i)
either Atlantis or Parent terminates this Agreement pursuant to Section 7.1(b)
and the Effective Time shall not have occurred on or before the Termination Date
(as extended pursuant to Section 7.1(b)), (ii) either or both of the conditions set forth in Section 6.2(f) or 6.2(g) has not been satisfied, other than by reason of a material breach of this Agreement or the Excluded Assets Agreements by Atlantis, and (iii) the conditions set forth in Section 6.1 and Sections
6.2(a) through (e) have been satisfied, then Parent shall promptly pay to
Atlantis $1,500,000 in immediately available funds.

          (e) If Atlantis and Parent terminate this Agreement pursuant to
Section 7.1(a), then Parent shall promptly pay to Atlantis in immediately available funds, upon receipt of an invoice therefor, an amount equal to the sum of any portion of the Legal Fee Reimbursement not yet paid to Atlantis.

     7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by the Board of Directors of Atlantis and the Five
Member Authority, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Atlantis and the RPB of
Parent, but, after any such approval, no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders or the RPB without such further approval. This
Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the respective Boards of Directors of
Atlantis and Merger Sub and the Five Member Authority of Parent, may, to the
extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive

                                       43

any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     7.5 INTEREST. If not paid when due, amounts payable pursuant to Sections
7.2(b), 7.2(c), 7.2(d) and 7.2(e) shall bear interest at the rate of 10% per annum or the highest rate allowed by law, whichever is less. Atlantis and Parent acknowledge that the agreements contained in Sections 7.2(b) and 7.2(d): (a)
reflect reasonable compensation to Parent and Atlantis, respectively, for undertaking the transactions contemplated hereby and risking the loss of benefits of the transaction under the circumstances contemplated by Sections
7.2(b) and 7.2(d), respectively, (ii) were agreed for the purpose of inducing
Parent and Atlantis, respectively, to execute this Agreement and undertake their respective obligations hereunder, and (iii) are an integral part of the transactions contemplated by this Agreement, and without these agreements,
Parent and Atlantis, respectively would not have entered into this Agreement.
The parties agree that any amounts payable by Atlantis pursuant to Section
7.2(b) or by Parent pursuant to Section 7.2(d) shall be liquidated damages and not a penalty and shall constitute full payment and the exclusive remedy for any damages, costs or expenses sustained by Parent or Atlantis, respectively, as a result of the termination giving rise to the obligation to pay such amounts. The parties further agree in advance that actual damages, costs or expenses would be difficult to ascertain and that the amounts payable by Atlantis and Parent, respectively, pursuant to Sections 7.2(b) and 7.2(d) are fair and equitable amounts to reimburse Parent and Atlantis, respectively, for damages, costs and expenses sustained due to the termination of this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the
representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.
Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination of this Agreement.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first
Business Day following the date of dispatch if delivered by a recognized next-day courier service, (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if given by any other means, when received at the address specified in this Section 8.2, except, in each case, for a notice of a change of address, which shall be effective only upon

                                       44

receipt thereof. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  if to Parent or Merger Sub, to

               South Central Connecticut Regional Water Authority
               90 Sargent Drive
               New Haven, CT  06511-5966
               Fax: (203) 624-6129
               Attn: David Silverstone, President

               with a copy to

               Murtha Cullina LLP
               Cityplace I
               185 Asylum Street
               Hartford, Connecticut 06103-3469
               Fax: (860) 240-6053
               Attn: Paul R. McCary, Esq.

          (b)  if to Atlantis to

               BIW Limited
               230 Beaver Street
               P.O. Box 426
               Ansonia, Connecticut 06401
               Fax: (203) 732-2616
               Attn: John S. Tomac, President

               with a copy to

               Wiggin and Dana LLP
               400 Atlantic Street
               Stamford, Connecticut 06901
               Fax: (203) 363-7676
               Attn: William A. Perrone, Esq.

     8.3 INTERPRETATION; NEGOTIATED AGREEMENT. When a reference is made in this
Agreement to Sections, Exhibits or Schedules, such reference shall be to a
Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.
The table of contents, glossary of defined terms and headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include,"
"includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The inclusion of any matter in the
Atlantis Disclosure Schedule or the Parent Disclosure Schedule in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or "Material Adverse Effect" shall not be an admission by the party delivering such disclosure schedule that such matter is

                                       45

material or would have a Material Adverse Effect. This Agreement represents a fully negotiated agreement. Each of the parties has been afforded the opportunity, which it has exercised, to review the terms of the Agreement. Each of the parties has been afforded the opportunity, which it has exercised, to consult with legal counsel of its choice concerning such terms and their implications. Accordingly, the Agreement shall not be construed for or against any party based on the principle that ambiguities are construed against the drafter.

     8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when each party shall have received counterparts hereof signed by all other parties hereto, it being understood that the parties need not sign the same counterpart.

     8.5 ENTIRE AGREEMENT: THIRD PARTY BENEFICIARIES.

          (a) This Agreement together with the Atlantis Disclosure Schedule, the
Parent Disclosure Schedule and exhibits hereto constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; other than the
Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

         8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut, without regard to any principles of conflict of laws that would result in the application of the laws of any other jurisdiction.

     8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, Order or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law, Order or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

                                       46

     8.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of Parent, Merger Sub and
Atlantis irrevocably agrees that any legal action or proceeding with respect to this Agreement or for - recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the Superior Court of the State of Connecticut, or in the
United States Courts in or for the District of Connecticut, in each case having subject matter jurisdiction, and each of Parent, Merger Sub and Atlantis hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent, Merger Sub and Atlantis hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise)
and (c) to the fullest extent permitted by applicable Law or Order, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii)
this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     8.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law, Order or in equity.

     8.11 DEFINITIONS. As used in this Agreement:

          (a) "ATLANTIS EMPLOYEE(S)" means all current and former employees of
Atlantis as of the Closing Date, including any employee who is on vacation, disability, sick leave, family and/or medical leave, military leave, layoff or other approved leave from employment with Atlantis as of the Closing Date.

          (b) "BENEFIT PLANS" means, with respect to any Person, all "employee benefit plans," as defined in Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, all other employment, severance pay, salary continuation, bonus, incentive, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, change-in-control, supplemental unemployment, layoff, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit, cafeteria, welfare, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and all other employee benefit plans, contracts, programs, funds, or arrangements (whether qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective) and any trust, escrow, or similar agreement related thereto, whether or not funded.

          (c) "BOARD OF DIRECTORS" means the Board of Directors of Atlantis.

                                       47

          (d) "BUSINESS DAY" means any day on which state courts are open in the
State of Connecticut.

          (e) "CAUSE" means (i) willful malfeasance or willful misconduct by the
Atlantis Employee in connection with his/her employment, (ii) continuing refusal by the Atlantis Employee to perform his/her duties or follow any reasonable and lawful direction of any employee of the Parent or Surviving Corporation to whom the Atlantis Employee reports, after notice of any such refusal to perform such duties or direction is given to the Atlantis Employee, or (iii) the commission by the Atlantis Employee of (A) any felony or (B) a misdemeanor involving moral turpitude.

          (f) "ENABLING LEGISLATION" means the following Special Acts of the
Connecticut General Assembly: Special Act 77-98, as amended by Special Acts
78-24, 84-46, 99-12, 03-11 and 03-12 and Public Act 02-85.

          (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          (h) "ERISA AFFILIATE" means each person (as defined in Section 3(9) of
ERISA) whether or not incorporated, which is a parent or under common control or would be considered a single employer with the Atlantis within the meaning of
Section 414(b), (c), (m), (o) or (t) of the Code and the U.S. Treasury
Regulations promulgated under those sections or within the meaning of Section
4001(b) of ERISA.

          (i) "LENDERS" means USBNA and Citizen's.

          (j) "LOSSES" means claims, losses, liabilities, damages, judgments, fines, costs and expenses (including attorneys' fees and expenses).

          (k) "KNOWLEDGE" when used with respect to any party means the knowledge of any officer of such party, as well as any other knowledge such individuals would have possessed had they made reasonable inquiry with respect to the matter in question.

          (l) "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, with respect to any party hereto and, in the case of Sections 6.1(d) and 7.1(g), the
Excluded Assets Purchasers, any change, circumstance or effect that has caused, or would be reasonably likely to cause, a material adverse change in the property, business, financial condition or results of operations of such party and its Subsidiaries taken as a whole, or to the ability of such party to consummate timely the transactions contemplated hereby and/or the Excluded
Assets Agreements; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material
Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions affecting the industry in which the party and its Subsidiaries operate, (2) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (3) changes in GAAP, or (4)
the taking of any action contemplated by this Agreement and the other agreements contemplated hereby; and (b) any adverse change in or

                                       48

effect on the business of the party and its Subsidiaries that is cured by such party before the earlier of (1) the Closing Date and (2) the date on which this
Agreement is terminated pursuant to Article VII hereof. Notwithstanding the generality of the foregoing, the imposition, directly or indirectly, of any term or condition in any Final Order, or in any other order, ruling, declaration or pronouncement issued by any Governmental Entity in connection with the transactions contemplated by this Agreement or the Excluded Assets Agreements that (x) states that Parent or the Surviving Corporation, or any of their respective Subsidiaries, shall be subject to ongoing regulation, supervision or control by the DPUC from and after the Effective Time, or (y) materially adversely affects the rates or charges of Parent, Atlantis, the Surviving
Corporation or the Excluded Assets Purchasers, or any of its or their
Subsidiaries, or otherwise materially adversely affects the overall economics of the transactions contemplated by this Agreement or the Excluded Assets
Agreements, conclusively shall be deemed to constitute a Material Adverse Effect on Atlantis, Parent, the Surviving Corporation or the Excluded Assets
Purchasers, as the case may be, solely for purposes of Sections 6.1(d) and
7.1(g).

          (m) "THE OTHER PARTY" means, (i) with respect to Atlantis, Parent and
(ii) with respect to Parent or Merger Sub, Atlantis.

          (n) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (o) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i)
of which such party or any other Subsidiary of such party is a general partner
(excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (p) "SUPERIOR PROPOSAL" means an unsolicited bona fide written
Acquisition Proposal that the Board of Directors of Atlantis concludes in good faith (after consultation with its financial advisors) would, if consummated, provide greater aggregate value to Atlantis' stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and for which any required financing is committed or which, in the good faith judgment of the Board of Directors of Atlantis
(after consultation with its financial advisors), is reasonably capable of being financed by the Person making such Acquisition Proposal (provided that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in Section 5.4 except that (x) the reference to "10% or more of the shares" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "sale of 50% or more of the shares." In making any determination with respect to the value of an Acquisition Proposal, the Board of
Directors of Atlantis will consider, among other things, the criteria set forth in Section 33-756(d) of the Connecticut General Statutes.

                                       49

     8.12 OTHER AGREEMENTS. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of Atlantis and Parent under any other agreement between the parties shall not be affected by any provision of this Agreement.

                            [SIGNATURE PAGE FOLLOWS.]

                                       50

IN WITNESS WHEREOF, Parent, Atlantis and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        SOUTH CENTRAL CONNECTICUT
                                        REGIONAL WATER AUTHORITY

                                        By: /s/ David Silverstone
                                            ------------------------------------
                                            Name: David Silverstone
                                            Its:  President, Chief Executive
                                                  Officer

                                        RWA21, LTD.

                                        By: /s/ David Silverstone
                                            ------------------------------------
                                            Name: David Silverstone
                                            Its:  President, Chief Executive
                                                  Officer

                                        BIW LIMITED

                                        By: /s/ Betsy Henley-Cohn
                                            ------------------------------------
                                            Name: Betsy Henley-Cohn
                                            Its:  Chairwoman of the Board of
                                                  Directors and Chief Executive
                                                  Officer

                                       51

                            GLOSSARY OF DEFINED TERMS

2006 Draft Returns.........................................................   17
Acquisition Proposal.......................................................   33
Agreement..................................................................    1
Ansonia Division Employees.................................................   36
Atlantis...................................................................    1
Atlantis Benefit Plans.....................................................   12
Atlantis Common Stock......................................................    2
Atlantis Disclosure Schedule...............................................    6
Atlantis Employee(s).......................................................   47
Atlantis Fairness Opinion..................................................   20
Atlantis Required Consents.................................................    9
Atlantis SEC Reports.......................................................    9
Atlantis Stock Option Plans................................................    7
Atlantis Stock Options.....................................................    7
Atlantis Stockholders Meeting..............................................   31
Atlantis Title IV Plan.....................................................   13
Benefit Plans..............................................................   47
Board of Directors.........................................................   47
Bonus Service Years........................................................   36
BUI........................................................................    6
Business Day...............................................................   47
Capital Expenditure Budget.................................................   19
Cause......................................................................   48
CBCA.......................................................................    1
Certificate................................................................    3
Certificate of Merger......................................................    2
Change of Control Agreement................................................   36
Citizen's..................................................................    9
Claims.....................................................................   18
Closing....................................................................    1
Closing Date...............................................................    1
Code.......................................................................    5
Confidentiality Agreement..................................................   31
Contracts..................................................................    9
Credit Facility............................................................    9
Current Atlantis Employee..................................................   35
CWC........................................................................   29
Dissenting Shares..........................................................    3
DPUC.......................................................................    9
DRIP.......................................................................    7
Effective Time.............................................................    2
Enabling Legislation.......................................................   48
Encumbrances...............................................................    8
Environmental Claim........................................................   11
Environmental Law..........................................................   11
ERISA......................................................................   48
ERISA Affiliate............................................................   48
EWC........................................................................    6
EWC Asset Purchase Agreement...............................................   29
EWC Assets.................................................................   29
EWC Business...............................................................   29
Exchange Act...............................................................    9
Exchange Agent.............................................................    4
Exchange Fund..............................................................    4
Excluded Assets............................................................   29
Excluded Assets Agreements.................................................   29
Excluded Assets Purchasers.................................................   29
Excluded Employees.........................................................   36
Expenses...................................................................   37
Filed Returns..............................................................   17
Final Order................................................................   39
Financing..................................................................   38
GAAP"......................................................................   10
Governmental Entity........................................................    9
H2O........................................................................    6
H2O Asset Purchase Agreement...............................................   29
H2O Service Contracts......................................................   29
Hazardous Materials........................................................   12
Indemnified Parties........................................................   37
Indenture..................................................................    9
Knowledge..................................................................   48
Laws.......................................................................    9
Legal Fee Reimbursement....................................................   37
Lenders....................................................................   48
Losses.....................................................................   48
Material Adverse Change....................................................   48
Material Adverse Effect....................................................   48
Merger.....................................................................    1
Merger Consideration.......................................................    2
Merger Sub.................................................................    1
NEWUS......................................................................   29
Orders.....................................................................    9
Owned Real Property........................................................   20
Parent.....................................................................    1
Parent Contractual Consents................................................   22
Parent Disclosure Schedule.................................................   21
Parent Required Consents...................................................   22
Permits....................................................................   18
Person.....................................................................   49
Proxy Statement............................................................   30

                                       52

Real Property Leases.......................................................   20
Release....................................................................   12
Representatives............................................................   33
Required Atlantis Vote.....................................................   18
Required RPB Vote..........................................................   22
RPB........................................................................   21
SEC........................................................................    9
Service Years..............................................................   37
Severance Benefit..........................................................   37
Subsidiary.................................................................   49
Superior Proposal..........................................................   49
Surviving Corporation......................................................    1
Tax Returns................................................................   17
Taxes......................................................................   17
Termination Date...........................................................   41
The other party............................................................   49
Transfer Act...............................................................   11
USBNA......................................................................    9
Violation..................................................................    8
Voting Agreement...........................................................    1

                                        2

                                    EXHIBIT A

                             EWC PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made this 29th day of
June, 2007, by and among THE CONNECTICUT WATER COMPANY, a Connecticut corporation with its principal place of business at 93 West Main Street,
Clinton, Connecticut 06413 (the "BUYER"), EASTERN CONNECTICUT REGIONAL WATER
COMPANY, INC., a Connecticut corporation with its principal place of business at
230 Beaver Street, Ansonia, Connecticut 06401 (the "SELLER"), and BIRMINGHAM
UTILITIES, INC., a Connecticut corporation with its principal place of business at 230 Beaver Street, Ansonia, Connecticut 06401 (the "SELLER PARENT")
(individually, a "PARTY" and collectively, the "PARTIES").

                                    RECITALS:

     A. The Seller is a wholly owned subsidiary of the Seller Parent and the
Seller is a public service company which sells water to residential and business customers in various cities and towns in eastern Connecticut through water systems owned by the Seller (the "WATER SYSTEMS").

     B. The Seller Parent is a wholly-owned subsidiary of BIW Limited, a
Connecticut corporation ("ATLANTIS").

     C. South Central Connecticut Regional Water Authority, a public instrumentality and a political subdivision of the State of Connecticut
("PARENT"), RWA21, Ltd., a wholly-owned subsidiary of Parent ("MERGER SUB"), and
Atlantis have entered into an Agreement and Plan of Merger dated June 29, 2007
(the "MERGER AGREEMENT"), which contemplates that Merger Sub will merge with and into Atlantis on and subject to the terms and conditions set forth in the Merger
Agreement (the "MERGER").

     D. Parent and its subsidiaries are not authorized to sell water in the cities and towns in eastern Connecticut where the Water Systems are located.

     E. The Merger Agreement provides that the Seller will sell the Purchased
Assets (as defined in Section 8.1(o) hereof) to a Person other than Parent simultaneously with the closing of the Merger.

     F. The Seller has agreed to sell and the Buyer has agreed to purchase the
Purchased Assets upon the terms and conditions hereinafter set forth.

     G. The Boards of Directors of the Buyer, the Seller and the Seller Parent
have authorized the execution, delivery and performance of this Agreement.

     H. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article VIII.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

     1.1 RECITALS. The recitals are incorporated into this Agreement by reference.

     1.2 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby agrees to sell and the Buyer hereby agrees to purchase free and clear of any and all liens, claims, pledges, or other encumbrances (except as and to the extent expressly provided herein) the
Purchased Assets (as defined in Article VIII). Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement shall not include the assumption of any Liability (as defined in Article VIII) related to the Purchased Assets unless the Buyer expressly assumes that Liability pursuant to Section 1.5.

     1.3 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in
Section 1.2 or elsewhere in this Agreement, the following assets of the Seller
(collectively, the "EXCLUDED ASSETS") are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets and shall remain the property of the Seller after the Closing Date (as defined in Section 2.1):

     (a) cash;

     (b) any account receivable, note receivable or other receivable of the
Seller from the Seller Parent, from any related Person of the Seller or any related Person of the Seller Parent;

     (c) all minute books, stock records and corporate seals;

     (d) all personnel records and other records that the Seller is required by law to retain in its possession;

     (e) all rights of the Seller under this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement (as such terms are defined in Section
2.2);

     (f) all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Retained Liabilities (as defined in
Section 1.6) prior to the Closing Date;

     (g) all claims of the Seller against third parties relating to the
Purchased Assets relating to any period before the Closing, whether choate or inchoate, known or unknown, contingent or noncontingent;

                                      A-2

     (h) all rights of the Seller relating to prepaid expenses, claims for refunds and rights to offset in respect thereof;

     (i) any Tangible Personal Property located in the Glastonbury, Connecticut, office of the Seller; and

     (j) any motor vehicles.

     1.4 PURCHASE PRICE. In consideration of the sale of the Purchased Assets, the Buyer shall pay to the Seller at the Closing the sum of Three Million Four
Hundred Ninety Thousand Dollars ($3,490,000) in cash (the "PURCHASE PRICE") by certified or bank check or by wire transfer to an account designated by the
Seller. At the Closing the Buyer may pay some or all of the Purchase Price directly to any creditor of the Seller with an encumbrance against the Purchased
Assets. The Buyer shall use commercially reasonable efforts to give the Seller at least fifteen (15) days prior written notice before making any such payment, the Buyer shall give the Seller written notice identifying in reasonable detail each lien, claim, pledge or other encumbrance against the Purchased Assets of which the Buyer has Knowledge and the Seller shall promptly, but in any event no later than at the Closing, deliver to the Buyer a release of each such encumbrance or reasonably satisfactory evidence that such a release will be delivered to the Buyer promptly after the Closing. In the event that the Seller fails to do so, at the Closing the Buyer may pay any or all of such creditors the total amount owed to such creditors of the Seller and receive a dollar for dollar credit against the Purchase Price. Nothing set forth herein shall relieve the Seller of its obligation to transfer and deliver the Purchased Assets to the
Buyer free and clear of all liens, claims and encumbrances. The Buyer shall have no obligation to pay any amount in excess of the Purchase Price. On or before the Closing Date, the Parties shall agree upon the allocation of the purchase price among the Purchased Assets.

     1.5 ASSUMED LIABILITIES. On the Closing Date, the Buyer shall assume and agree to discharge only the following Liabilities of the Seller (the "ASSUMED
LIABILITIES"):

     (a) any Liability to the Seller's customers incurred by the Seller in the
Ordinary Course of Business; and

     (b) the obligation to provide water service to the Seller's customers;

     (c) the obligations of the Seller that arise after the Closing Date pursuant to any contract assumed by the Buyer;

     (d) subject to the Seller paying all accounts payable which the Seller receives more than thirty (30) days before the Closing Date, the accounts payable of the Seller incurred in the Ordinary Course of Business (the "Assumed
Payables"); and

     (e) any Liability of the Seller solely to the extent arising after the
Closing Date under any Seller contract included in the Purchased Assets that is entered into by the Seller after the date hereof in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a breach that occurred prior to the Closing Date).

                                      A-3

     1.6 RETAINED LIABILITIES. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by the Seller. "RETAINED LIABILITIES" shall mean all Liabilities of the Seller other than the Assumed Liabilities, including without limitation:

     (a) any Liability arising out of or relating to services and/or products of the Seller to the extent services are performed or products are sold prior to the Closing Date;

     (b) any Liability under any contract assumed by the Buyer that arises after the Closing Date but that arises out of or relates to any breach by the Seller that occurred prior to the Closing Date;

     (c) any Liability for Taxes, including (A) any Taxes arising as a result of the Seller's operation of its business or ownership of the Purchased Assets prior to the Closing Date, (B) any Taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement, (C) any Taxes arising after the Closing Date as a result of the Seller's operation of its business or ownership of the Purchased Assets for the period ending on the Closing Date, and
(D) any deferred taxes of any nature;

     (d) any Environmental Claim (as defined in Section 3.1(k)(v)) arising out of or relating to the operation of the Seller's business or the Seller's leasing, ownership or operation of real property;

     (e) any Liability under any Benefit Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other Benefit Plans or benefits of any kind for the Seller's employees or former employees or both;

     (f) any Liability under any employment, severance, retention or termination agreement with any employee of the Seller, or any related Person of the Seller, any employee of the Seller Parent or any related Person of the Seller Parent;

     (g) any Liability arising out of or relating to any employee grievance due to any act or omission of the Seller whether or not the affected employees are hired by the Buyer;

     (h) any Liability of the Seller to the Seller Parent, to any related Person of the Seller or to any related Person of the Seller Parent;

     (i) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of the Seller or the Seller Parent due to any act or omission on or before the Closing Date;

     (j) any Liability to distribute to any shareholder (as applicable) or otherwise apply all or any part of the consideration received hereunder;

                                      A-4

     (k) any Liability arising out of any proceeding pending against the Seller as of the Closing Date;

     (l) any Liability arising out of any action commenced against the Seller after the Closing Date to the extent it arises out of or relates to any occurrence or event happening prior to the Closing Date;

     (m) any Liability arising out of or resulting from the Seller's compliance or noncompliance with any legal requirement or order of any governmental entity to the extent it arises out of or relates to any occurrence or event happening prior to the Closing Date;

     (n) any Liability of the Seller under this Agreement or any other document executed in connection herewith; and

     (o) any Liability of the Seller based upon the Seller's acts or omissions occurring after the Closing Date.

     1.7 MAKE WHOLE PERIOD. The Seller shall pay the Buyer a monthly make whole amount (the "MONTHLY PAYMENT") until two years after the Closing Date (the "MAKE
WHOLE PERIOD"). The amount of the Monthly Payment shall be equal to the sum of:
(i) $28,000 monthly during the first twelve months of the Make Whole Period and
$29,000 monthly during the second twelve months of the Make Whole Period, which the Buyer and the Seller have agreed represents the estimated operating losses to be incurred by the Buyer in operating the Water Systems during the Make Whole
Period; and (ii) the monthly interest expense incurred by the Buyer during the
Make Whole Period to purchase the Purchased Assets pursuant to this Agreement, which amount the Buyer and the Seller shall agree upon in writing on or before the Closing Date. On the Closing Date, the Seller shall establish a separate account at Citizens Bank and deposit in such account cash in an amount which would be sufficient to pay the Monthly Payment during the entire Make Whole
Period. On or before the tenth (10th) day of each month beginning after the first complete calendar month in the Make Whole Period and continuing until the tenth (10th) day of the month after the last complete calendar month in the Make
Whole Period, the Seller shall pay the Monthly Payment to the Buyer from such bank account. The Seller shall receive the interest income from such bank account.

     1.8 RATE RELIEF. If the Buyer obtains any increase in the monthly rates and charges with respect to Water Systems ("RATE RELIEF") during the Make Whole
Period, the Buyer shall promptly send the Seller written notice stating the amount of the Rate Relief and include a copy of the decision granting the Rate
Relief, and the amount of the Monthly Payment shall be reduced dollar for dollar by the monthly amount of the Rate Relief and the Seller shall pay the reduced amount of the Monthly Payment for that portion of the remainder of the Make
Whole Period that the Rate Relief remains in effect. The Seller may, upon providing written notice to the Buyer and receiving the written consent of the
Buyer, which consent shall not be unreasonably conditioned, delayed or withheld, reduce the amount in such bank account by the amount of the monthly Rate Relief multiplied by the number of months remaining in the Make Whole Period.

                                      A-5

     1.9 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The Buyer shall collect the
Accounts Receivable and shall pay the Assumed Payables in the Ordinary Course of
Business for one hundred eighty (180) days after the Closing. On the tenth
(10th) day of each month, the Buyer shall provide the Seller with an accounting of the Accounts Receivable collected by the Buyer and the Assumed Payables paid by the Buyer during the preceding calendar month. If the Accounts Receivable collected by the Buyer exceeds the Assumed Payables paid by the Buyer during such one hundred eighty (180) day period, the Buyer shall include a check payable to the Seller for the amount of such excess with the final monthly accounting due one hundred ninety (190) days after the Closing. If the Accounts
Receivable collected by the Buyer are less than the Assumed Payables paid by the
Buyer during such one hundred eighty (180) day period, the Seller shall send a check payable to the Buyer for the amount of such deficiency within ten (10)
days after receiving the final monthly accounting from the Buyer.

     1.10 CONSENT TO ASSIGNMENT. To the extent that any agreement, license, permit or other Purchased Asset may not be assigned or conveyed without the prior written consent of a third party, this Agreement shall not constitute an assignment or conveyance thereof absent such prior written consent. The Buyer and the Seller shall use their commercially reasonable best efforts to obtain all required consents necessary to assign and convey all of the Purchased Assets to the Buyer at the Closing. In the event that all required consents have not been obtained as of the Closing, the Buyer and the Seller shall during the remaining term of each agreement, franchise, license, permit or other Purchased
Asset for which such required consent is not obtained, continue to use their commercially reasonable best efforts to obtain such consent and shall enter into any reasonable and lawful arrangement designed for the Buyer to have the benefits and obligations after the Closing with respect to each such agreement, franchise, license, permit or other Purchased Asset until such consent is obtained or the end of the remaining term of such agreement, franchise, license, permit or other Purchased Asset.

                                   ARTICLE II
                                     CLOSING

     2.1 THE CLOSING. Subject to Article V, the closing of the purchase and sale of the Purchased Assets (the "CLOSING") shall take place at the offices of
Wiggin & Dana LLP, One Century Tower, New Haven, Connecticut 06508, at such date and time as shall be determined by the Seller (the "CLOSING DATE"). The Closing shall be scheduled to occur simultaneously and shall be effective simultaneously with the closing of the Merger, and the closing of the sale of certain water service management contracts (the "SERVICE CONTRACTS") owned by Birmingham H2O
Services, Inc., an affiliate of the Seller, to New England Water Utility
Services, Inc., an affiliate of the Buyer, pursuant to the Asset Purchase
Agreement by and between such parties of even date (the "ASSET PURCHASE
AGREEMENT").

     2.2 CLOSING DELIVERABLES OF THE SELLER AND THE SELLER PARENT. At the
Closing, the Seller and the Seller Parent shall deliver to the Buyer the following:

          (a) a certification executed by the Seller that the representations and warranties made by the Seller and a certification executed by the Seller
Parent that the representations and warranties made by the Seller Parent pursuant to this Agreement are true and

                                      A-6

accurate in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification;

          (b) a certification executed by the President of the Seller that there has not been a Material Adverse Change to the Seller between the date of this
Agreement and the Closing;

          (c) a recent (within thirty (30) business days of the Closing Date)
certificate of good standing with respect to the Seller from the Office of the
Secretary of State of the State of Connecticut;

          (d) a bill of sale for all of the Purchased Assets that are Tangible
Personal Property in the form of Exhibit 2.2(d) (the "BILL OF SALE") executed by the Seller;

          (e) the Seller Required Governmental Consents, as defined in Section
3.1(d) of this Agreement, in a form reasonably satisfactory to the Buyer;

          (f) a release of any lien, pledge or encumbrance with respect to the
Purchased Assets;

          (g) a written agreement regarding the allocation of the Purchase Price referred to in Section 1.4;

          (h) a written agreement regarding the amount of the monthly interest expense of the Buyer referred to in Section 1.7(ii);

          (i) the consolidated financial statements of the Seller and the Seller
Parent for the most recently completed calendar quarter preceding the Closing which shall be added to the representations under Section 3.1(h) and Section
3.1(h) of the Seller Disclosure Schedule;

          (j) a list of the amount and age of the Accounts Receivable of the
Seller as of the end of the most recently completed calendar month preceding the
Closing which shall be added to the representations under Section 3.1(z) and
Section 3.1(z) of the Seller Disclosure Schedule;

          (k) a list of the amount and age of the Assumed Payables of the Seller as of the end of the most recently completed calendar month preceding the
Closing; and

          (l) such other documents that the Buyer may reasonably request in furtherance of the transactions contemplated hereby.

     2.3 CLOSING DELIVERABLES OF THE BUYER. At the Closing, the Buyer shall deliver to the Seller:

          (a) a certification executed by the Buyer that the representations and warranties made by the Buyer pursuant to this Agreement are true and accurate in all material

                                      A-7

respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification;

          (b) the consideration specified in Section 1.4;

          (c) the Buyer Required Governmental Consents, as defined in Section
3.2(c);

          (d) a written agreement regarding the allocation of the Purchase Price referred to in Section 1.4;

          (e) a written agreement regarding the amount of the monthly interest expense of the Buyer referred to in Section 1.7(ii); and

          (f) such other documents that the Seller may reasonably request in furtherance of the transactions contemplated hereby.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER PARENT.
Except as set forth in the Disclosure Schedules prepared by the Seller and the
Seller Parent and delivered by the Seller and the Seller Parent to the Buyer prior to the execution and delivery of this Agreement and attached hereto (the
"SELLER DISCLOSURE SCHEDULE") (each of which disclosures shall indicate the
Section and, if applicable, the Subsection of this Article III to which it relates and each of which disclosures shall also be deemed to be representations and warranties made by the Seller and the Seller Parent to the Buyer under this
Article III), the Seller and the Seller Parent, jointly and severally, represent and warrant to the Buyer as follows:

          (a) Capitalization. The authorized capital stock of the Seller consists of five thousand (5,000) shares of common stock, no par value, two hundred (200) of which shares are issued and outstanding and owned by the Seller
Parent (the "Stock"). There are no options, warrants, convertible securities or other contracts of any kind, nature or description obligating the Seller or the
Seller Parent to issue or sell any shares of capital stock of or any other interest in the Seller. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of the Stock.

          (b) Organization and Good Standing. The Seller is a public service company as defined in Section 16-1 of the Connecticut General Statutes and is a
corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, with the power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller currently has no Subsidiaries. The Seller does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                                      A-8

          (c) Authorization of Agreement. The execution, delivery and performance of this Agreement by the Seller and the Seller Parent and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of the Seller and the Seller
Parent. This Agreement, when delivered, will be valid and legally binding upon the Seller and the Seller Parent, and enforceable in accordance with its terms.

          (d) Governmental Consents and Approvals. No consent, approval or authorization of any national, state, municipal or local government or any instrumentality, subdivision, court, administrative agency or commission or other authority thereof (a GOVERNMENTAL ENTITY") is required with respect to the execution, delivery and performance of this Agreement by the Seller and the transactions contemplated hereby, except for (i) the consents, approvals and authorizations of the Governmental Entities set forth in Section 3.1(d) of the
Seller Disclosure Schedule (the "SELLER REQUIRED GOVERNMENTAL CONSENTS"), and
(ii) such consents, approvals and authorizations that would not, individually or in the aggregate, have a Material Adverse Effect on the business of the Seller.

          (e) Non-Governmental Consents and Approvals. No consent, approval or authorization of any other Person is required with respect to the execution, delivery and performance of this Agreement by the Seller or the transactions contemplated hereby, except for such consents, approvals and authorizations that would not, individually or in the aggregate, have a Material Adverse Effect on the business of the Seller.

          (f) No Violation. Except as set forth in Section 3.1(f) of the Seller
Disclosure Schedule, the execution, delivery and performance of this Agreement by the Seller will not violate (i) any provision of the certificate of incorporation or by-laws of the Seller or (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Seller, subject to the obtaining of the Seller Required Governmental Consents, any loan or credit agreement, note, mortgage, bond, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, or license (collectively,
"CONTRACTS"), or any statute, law, ordinance, rule, regulation, whether federal, state, local or foreign (collectively, "LAWS"), or any judgment, order or decree, whether federal, state, local or foreign (collectively, "ORDERS")
applicable to the Seller, the Seller Parent or the Seller Parent's properties and Purchased Assets.

          (g) Certificate and Bylaws. Section 3.1(g) of the Seller Disclosure
Schedule contains a complete and accurate copy of the certificate of incorporation and the bylaws of the Seller, including all amendments thereto.
The certificate of incorporation and the bylaws (as amended, as applicable) are in full force and effect.

          (h) Financial Statements. Section 3.1(h) of the Seller Disclosure
Schedule contains a complete and accurate copy of the consolidated financial statements of the Seller and the Seller Parent for each of the two (2) most recently completed fiscal years of the Seller and for the period ended March 31,
2007, which financial statements were prepared by the Seller and the Seller
Parent in accordance with generally accepted accounting principles consistently applied throughout such periods ("GAAP"), subject in the case of the internally prepared interim financial statements to the omission of any footnote disclosures required by GAAP and any normal year end adjustments. Each financial statement fairly presents the financial condition and results of operations of the Seller for the applicable period and the Seller Parent, except for such

                                      A-9

items that would not have, or reasonably be expected to have, a Material Adverse
Effect on the Seller or the Seller Parent. Neither the Seller nor the Seller
Parent, nor any of the Chief Executive Officers or Chief Financial Officers, or
any current or former employees or officers of the Seller or the Seller Parent, has identified or been made aware of any fraud, whether or not material, that involves the Seller's or the Seller Parent's management or other current or former employees or officers of the Seller or the Seller Parent or the current or former auditors or accountants of the Seller or the Seller Parent who have a role in the preparation of financial statements for the Seller or the Seller
Parent, or any claim or allegation regarding the foregoing. Neither the Seller nor the Seller Parent, nor any of their Chief Executive Officers or Chief
Financial Officers, nor any current or former employees or officers or the current or former auditors or accountants of the Seller or the Seller Parent have received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures or methods of the Seller or any material inaccuracy in the Seller's financial statements.

          (i) Absence of Liabilities. Except for liabilities or obligations which are accrued or reserved against in the balance sheet of the Seller as of
March 31, 2007, or which were incurred in the ordinary course of business and consistent with past practices after that date, the Seller has no liabilities or obligations of a nature required by GAAP to be reflected in a balance sheet, except such liabilities or obligations that would not have, or reasonably be expected to have, a Material Adverse Effect on the Seller.

          (j) Compliance.

               (i) Except as set forth in Section 3.1(j) of the Seller
Disclosure Schedule, the Seller is not in violation of any Law (excluding for purposes of this Section 3.1(j), Environmental Laws (as defined in Section
3.1(k)), nor is it, to the Knowledge of the Seller or the Seller Parent, under investigation with respect to any violation thereof, nor has it been given notice of any violation thereof, nor has it been threatened with any violation thereof, except for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.
The Seller is not in breach or violation of, or in default in the performance or observance of, (A) any provision of its certificate of incorporation or by-laws, or (B) any Contract applicable to it or any of its properties or Purchased
Assets, except as would not, individually or in the aggregate, have a Material
Adverse Effect on the Seller.

               (ii) All filings required to be made by the Seller since January
1, 2007, under any applicable Laws or Orders relating to the regulation of public utilities, have been filed with the DPUC or other appropriate
Governmental Entity, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents, and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate Laws or Orders, except for such filings or such failures to comply that would not, individually or in the aggregate, have a Material Adverse
Effect on the Seller.

          (k) Environmental Matters.

                                      A-10

               (i) Except as set forth on Section 3.1(k)(i) of the Seller
Disclosure Schedule, the Seller is in compliance with all applicable
Environmental Laws (as defined in this Section 3.1(k)) (which compliance includes, but is not limited to, the possession by the Seller of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where the failure to be in compliance would not, individually or in the aggregate, have a Material
Adverse Effect on the Seller. Except as set forth on Section 3.1(k)(i) of the
Seller Disclosure Schedule, neither the Seller Parent nor the Seller has received any written communication, whether from a Governmental Entity, citizens group, employee or other Person, alleging that the Seller is not in such compliance.

               (ii) There are no Environmental Claims (as defined in this
Section 3.1(k)) pending or, to the Knowledge of the Seller, threatened, against the Seller, or any Person whose liability for any such Environmental Claim the
Seller has retained or assumed either contractually or by operation of Law or
Order.

               (iii) The Seller has delivered or otherwise made available for inspection to the Buyer complete and correct copies of all reports, studies or analyses in the possession of the Seller by the Seller Parent pertaining to
Hazardous Materials (as defined below) in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Seller, or regarding compliance by the Seller with applicable Environmental Laws. All such reports, studies or analyses are listed in Section 3.1(k)(iii) of the Seller
Disclosure Schedule. Except for any Release of Hazardous Materials in, on,
beneath or adjacent to any property currently or formerly owned, operated or leased by the Seller, as such Release is documented in the above referenced reports, studies or analyses, there has been no Release of Hazardous Materials in, on, beneath or adjacent to any such properties.

               (iv) None of the Seller's properties or business operations are an "Establishment" within the meaning of the Connecticut Transfer Act (Section
22a-134 et seq. of the Connecticut General Statutes).

               (v) As used in this Agreement:

                    (A) "ENVIRONMENTAL CLAIM" means any written claim, demand, action, cause of action, directive, allegation, investigation or notice by any
Governmental Entity or other Person alleging potential liability (including potential liability for investigatory costs, monitoring costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a)
the presence, or Release of any Hazardous Materials at any location, whether or not owned or operated by the Seller, or (b) circumstances forming the basis of any violation, or alleged violation of, or any requirement or obligation under any Environmental Law.

                    (B) "ENVIRONMENTAL LAW" means all Laws and Orders relating to pollution or protection or restoration of human health or the environment, including Laws and Orders relating to Releases or threatened Releases of
Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport

                                      A-11

or handling of Hazardous Materials and all Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous
Materials.

                    (C) "HAZARDOUS MATERIALS" means any (1) oil, petroleum
product or any byproduct or fraction thereof, asbestos, polychlorinated biphenyls, flammable substances, explosives, hazardous wastes, hazardous substances, toxic wastes or substances or any other wastes, materials or pollutants defined as or included in the definition of "hazardous substances,"
"hazardous wastes," "hazardous materials," "extremely hazardous wastes,"
"restricted hazardous wastes," "toxic substances", "pollutant" or words of similar import under any Environmental Law; (2) any substance the presence of which exceeds any standard set forth in the Remediation Standard Regulations
(Section 22a-133K-1 et. seq. of the Regulations of Connecticut State Agencies)
or which requires remediation pursuant to any Environmental Law; or (3) any substance managed in a manner not in compliance with Environmental Law.

                    (D) "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          (l) Employees and Benefit Plans. Section 3.1(l) of the Seller
Disclosure Schedule contains a complete and accurate list of the employees of the Seller and the Seller Parent who devote the majority of their time to performing services in the Water Systems as of the date of this Agreement. All of the employees who devote the majority of their time to servicing the Water
Systems or managing the business of the Seller are employees of the Seller
Parent or the Seller. The Seller does not have or administer any Benefit Plans as defined in Article VIII. Except as set forth in Schedule 3.1(l) hereto, (i)
the Seller is not a party to any collective bargaining agreement or relationship with any labor organization; (ii) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (iii) no union organizing or decertification efforts are underway or threatened and no other question concerning representation by a labor organization exists; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute has occurred, and none is underway or, threatened; (v)
there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or threatened internally at the
Seller, with any governmental agency, or in any forum, relating to an alleged violation or breach by the Seller (or its officers or directors) of any employment related law, regulation or contract; (vi) there are no employment contracts or severance agreements with any current or former employees of the
Seller under which the Seller has any continuing obligation; and (vii) the
Seller has implemented any plant closing or layoff of employees notices that are required under the WARN Act.

          (m) The Seller does not currently have, contribute to, sponsor, maintain or participate in any Benefit Plans as defined in Article VIII.

          (n) Taxes.

                                      A-12

               (i) Except as disclosed in Section 3.1(n)(iv) of the Seller
Disclosure Schedule, the Seller has timely filed all Tax Returns that it was required to file. All such returns were correct and complete in all material respects. All Taxes owed by the Seller have been paid. The Seller is not the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction. There are no liens for Taxes on any of the Purchased Assets of the
Seller.

               (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid to any employee, or independent contractor, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

               (iii) There is no dispute or claim concerning any Tax liability of the Seller either claimed or raised by any authority in writing or as to which the Seller has Knowledge.

               (iv) Exhibit 3.1(n) lists all federal, state and local Tax
Returns filed with respect to the Seller for taxable periods ending on or after
December 31, 2005, indicates those Tax Returns that have been audited, if any, and indicates those Tax Returns that are currently being audited, if any.

               (v) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment.

          (o) Insurance. Section 3.1(o) of the Seller Disclosure Schedule sets forth the name and general description of each insurance policy under which the
Seller is insured. Neither the Seller Parent nor the Seller has received any notice of cancellation or termination with respect to any insurance policy under which the Seller is covered. The Seller has provided to the Buyer true, correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Seller. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and to the
Knowledge of the Seller the Seller is otherwise in compliance with the terms of such policies and bonds. To the Knowledge of the Seller, all such policies and bonds remain in full force and effect, and the Seller has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          (p) Water Systems. Section 3.1(p) of the Seller Disclosure Schedule
contains a complete and accurate listing of the Water Systems owned by the
Seller.

          (q) Property; Rights. The Seller owns or has sufficient rights and consents to use under existing rights, easements, leases, and license agreements, all properties, rights and Purchased Assets which it is using for the conduct of its business and operations, including without limitation, the
Water Systems, as currently conducted, except where the failure to own or have such rights or consents would not, in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Seller or the Purchased
Assets. The Seller is duly authorized by

                                      A-13

the State of Connecticut to sell and deliver water and otherwise operate as a
"water company" as defined in Section 16-1(a)(10) of the Connecticut General
Statutes within the jurisdictions identified in Section 3.1(q) of the Seller
Disclosure Schedule. Subject to obtaining the Seller Required Government
Consents and any other required third party consents, each of which is set forth in Section 3.1(q) of the Seller Disclosure Schedule the Seller has the authority and right to transfer the Purchased Assets and the Water Systems to the Buyer,
except where such failure to transfer would not individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect on the seller of the Purchased Assets.

          (r) Litigation. Except for claims, actions, suits, proceedings or investigations (collectively, "CLAIMS") that would not have a Material Adverse
Effect on the Seller, there are no claims, actions, suits, proceedings or investigations pending or, to the Seller's Knowledge, threatened against the
Seller.

          (s) Permits. Section 3.1(s) of the Seller Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity of the State of Connecticut or the United States
(including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (collectively,
"PERMITS"). Such listed Permits are the only Permits used by the Seller to conduct its business and operations, including without limitation, the Water
Systems, as presently conducted. The Seller is in compliance with the terms of each such Permit in all material respects. Subject to obtaining the Seller
Required Government Consents, the Seller has the authority and right to transfer the Permits to the Buyer.

          (t) Books and Records. The minute books and other similar records of the Seller contain complete and accurate records of all votes taken at any meetings of the Seller's stockholder or its board of directors and of all written consents executed in lieu of the holding of any such meeting, in each case, required to be so reflected, recorded or taken under all applicable laws.
The books and records of the Seller reflect in all material respects the
Purchased Assets, liabilities, business, financial condition and results of operations of the Seller and have been maintained in accordance with good business and bookkeeping practices equivalent to those of other companies of comparable size, financial position and operating results. The books, records and accounts of the Seller (i) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the Purchased Assets and properties of the Seller and (iii)
accurately and fairly reflect the basis for the Seller financial statements.

          (u) Bank Accounts. Section 3.1(u) of the Seller Disclosure Schedule
contains a complete and accurate list of each bank account of the Seller, including the account number, name of bank and each person authorized to make withdrawals from each such bank account.

          (v) Pending Transactions. As of the date of this Agreement, the Seller is not a party to or bound by any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property, assets or capital stock of any other corporation or Person or (ii) to sell, lease or exchange all or substantially all of Seller's property,

                                      A-14

any of the Purchased Assets or any capital stock to any Person other than the sale of the Purchased Assets to the Buyer pursuant to this Agreement.

          (w) Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee based upon a contract or other similar arrangement with the Seller in connection with the transactions contemplated by this Agreement.

          (x) Title to Assets. Other than intellectual property as to which the representations related to title are found in Section 3.1(aa) of the Seller
Disclosure Schedule and except as provided in Section 3.1(x) of the Seller
Disclosure Schedule, the Seller has good title to all of the Purchased Assets, free and clear of all liens, claims, pledges and encumbrances.

          (y) Contractual Obligations.

               (i) Section 3.1(y) of the Seller Disclosure Schedule is a list of all written contracts, agreements or other instruments (including all contracts for employment) to which the Seller is a party (all such contracts, agreements or other instrument, the "Contracts"). To the Knowledge of the Seller and the
Seller Parent there are no oral contracts, agreements or other instruments to which the Seller is a party or which are binding on the Seller. Neither the
Seller nor the Seller Parent (as applicable) has breached any representation, warranty or covenant contained in any of the Contracts, and neither the Seller nor the Seller Parent has received notice of any default with respect thereto, except for any breach which, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on the Seller or the Purchased Assets. Neither the Seller nor the Seller Parent has any
Knowledge that any other party to any Contract is in default or is claimed to be in default in complying with any provision thereof or has committed or permitted any event which, with notice or the passage of time or both, would constitute such a default, except for any default which, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse
Effect on the Seller or the Purchased Assets.

               (ii) Neither entry into this Agreement nor, subject to the obtaining of the Seller Required Governmental Consents, the consummation of the transactions contemplated hereby will cause any breach or default on the part of the Seller or the Seller Parent with respect to any of the Contracts, except for any breach or default which, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on the Seller or the Purchased Assets.

          (z) Receivables. Section 3.1(z) of the Seller Disclosure Schedule
accurately lists the amount and age of the Accounts Receivable of the Seller as of May 31, 2007. Each Account Receivable reflected on the balance sheet and each
Account Receivable arising since the date thereof was generated in the Ordinary
Course of Business and reflected a bona fide obligation for the payment of goods or services provided by the Seller. Other than returns, replacements or price adjustments related to customer dissatisfaction in the Ordinary Course of
Business, there is no contest, claim, or right of set-off under any Contracts with any obligor of an Accounts Receivable relating to the amount and validity of such Accounts Receivable.

                                      A-15

          (aa) Proprietary Rights. Except as set forth on Section 3.1(aa) of the
Seller Disclosure Schedule, there are no other proprietary software licenses used by the Seller in the conduct of its business. The Seller has not received any notice or other claim from any person or entity asserting that any of its activities infringe or may infringe on any intellectual property rights of such person or entity.

          (bb) Real Property.

               (i) Owned Real Property. Section 3.1(bb) of the Seller Disclosure
Schedule lists the property address of all Owned Real Property (other than easements for the Water Systems). Except as set forth thereon, with respect to each piece of Owned Real Property:

               (A) the Seller has good and marketable title to such Owned Real
Property, free and clear of any lien;

               (B) there are no written leases, subleases, licenses or
agreements granting to any party or parties (other than the Seller) the right of use or occupancy of any portion of such Owned Real Property; and

               (C) there are no outstanding options or rights of first refusal to purchase such Owned Real Property, or any portion thereof or interest therein;

               (ii) Leased Real Property. Section 3.1(bb) of the Seller
Disclosure Schedules lists and describes briefly all real property licensed, leased or subleased to the Seller (collectively, the "REAL PROPERTY LEASES").
Except as set forth on Section 3.1(cc) of the Seller Disclosure Schedule, with respect to the Real Property Leases:

               (A) the Seller has not received notice of any breach or default by the Seller and the Seller has no Knowledge of any breach or default by the
Seller with respect to any Real Property Lease. To the Knowledge of the Seller,
each Real Property Lease is legal, valid, binding, enforceable, and in full force and effect;

               (B) to the Knowledge of the Seller, no party to any Real Property
Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration of any Real Property Lease;

          (cc) Use of Purchased Assets; Condition of Tangible Assets. The
Purchased Assets owned by the Seller constitute all Purchased Assets that are used by the Seller to conduct and operate the business as conducted by the
Seller, except for the Excluded Assets, and shall be sufficient to permit the
Buyer to conduct and operate the business as conducted by the Seller immediately preceding the Closing. Each tangible asset included in the Purchased Assets is in operating condition and repair (subject to normal wear and tear).

          (dd) Representations Complete. None of the representations or warranties made by the Seller or the Seller Parent herein or in any exhibit or schedule hereto, including the Seller Disclosure Schedule, or in any certificate or other document furnished by the Seller or the

                                      A-16

Seller Parent to the Buyer at the Closing pursuant to this Agreement, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. Except as set forth in the
Disclosure Schedules prepared by the Buyer and attached hereto (the "BUYER
DISCLOSURE SCHEDULE") (each of which disclosures shall be deemed to be representations and warranties made by the Buyer to the Seller under this
Article III), the Buyer represents and warrants to the Seller as follows:

          (a) Organization and Good Standing. The Buyer is an affiliate of a
"holding company" (as defined in Section 16-47 of the Connecticut General
Statutes by virtue of its control of a water company meeting the definition of a public service company as defined in Section 16-1 of the Connecticut General
Statutes) and is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut.

          (b) Authorization of Agreement. The execution, delivery and performance of this Agreement by the Buyer, and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement, when delivered, will be valid and legally binding upon the Buyer and enforceable in accordance with its respective terms.

          (c) Governmental Consents and Approvals. No consent, approval or authorization of any Governmental Entity is required with respect to the execution, delivery and performance of this Agreement by the Buyer and the purchase of the Purchased Assets contemplated hereby, except for the consents, approvals and authorizations of the Governmental Entities set forth in Section
3.2(c) of the Buyer Disclosure Schedule (the "BUYER REQUIRED GOVERNMENTAL
CONSENTS").

          (d) Non-Governmental Consents and Approvals. No consent, approval or authorization of any other Person is required with respect to the execution, delivery and performance of this Agreement by the Buyer or the transactions contemplated hereby.

          (e) No Violation. Subject to the Buyer's obtaining of the Buyer
Required Governmental Consents, the execution, delivery and performance of this
Agreement by the Buyer will not violate any Contract, Law or Order applicable to the Buyer or the transactions contemplated herein.

          (f) Litigation. Except for Claims that would not reasonably be likely to adversely effect the Buyer's ability to consummate the transactions contemplated hereby, there are no claims, actions, suits, proceedings or investigations pending or, to the Buyer's Knowledge, threatened against the
Buyer.

          (g) Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other similar

                                      A-17

commission or fee based upon a contract or other similar arrangement with the
Buyer in connection with any of the transactions contemplated by this Agreement.

          3.3 SURVIVAL. The representations and warranties set forth in this
Article III shall survive the Closing for a period of twenty four (24) months.
Notwithstanding the first sentence of this Section 3.3, the representations and warranties of the Seller in Section 3.1(a) regarding capitalization, Section
3.1(b) regarding organization and good standing, Section 3.1(c) regarding authorization of agreement shall survive indefinitely and the representations and the representations of the Seller and the Seller Parent in Section 3.1(k)
with respect to Environmental Laws, and in Section 3.1(n) with respect to Taxes shall continue until the expiration of the applicable statutes of limitations.
Notwithstanding the first sentence of this Section 3.3, the representations and warranties of the Buyer in Section 3.2(a) regarding organization and good standing and Section 3.1(b) regarding authorization of agreement shall survive indefinitely. Any claim for indemnification based on a breach of any representation or warranty set forth in this Article III shall be made by a
Party in writing to the indemnifying Party on or before the expiration of the survival period or be forever barred if it is not made in writing by the expiration of such survival period.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 COVENANTS OF THE SELLER. During the period from the date of this
Agreement and continuing until the earlier of the Closing or the termination of this Agreement, the Seller agrees that, except as expressly contemplated or permitted by this Agreement or as required by a Governmental Entity of competent jurisdiction (in which event written notice of any such requirement shall promptly be furnished to the Buyer):

          (a) Ordinary Course. The Seller shall carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted; provided, however, that no action by the Seller Parent or the Seller with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this
Section 4.l(a) unless such action would constitute a breach of one or more of such other provisions.

          (b) Dividends; Changes in Share Capital. The Seller shall not: (i)
declare, set aside or pay any dividends on or make other distributions in respect of the Stock, (ii) split, combine subdivide or reclassify the Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, the shares of the Stock, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly repurchase, redeem or otherwise acquire any shares of the Stock.

          (c) Issuance of Securities. The Seller shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any additional shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing.

                                      A-18

          (d) Governing Documents. Except to the extent required by the Seller to comply with its obligations hereunder or, following written notice to the
Buyer, as may be required by Law or Order, the Seller and the Seller Parent shall not amend or propose to amend its certificate of incorporation, by-laws or other governing documents.

          (e) No Acquisitions. The Seller shall not acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) No Dispositions. Other than dispositions of assets in the ordinary course of business consistent with past practice in frequency and amount, the
Seller shall not sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets.

          (g) Investments; Indebtedness. The Seller shall not: (i) make any loans, advances or capital contributions to, or investments in, any other
Person; (ii) pay, discharge or satisfy any claims, liabilities or obligations, other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or reflected in the
Seller's March 31, 2007 financial statements; or (iii) create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances not in existence as of the date of this Agreement.

          (h) Insurance. The Seller shall maintain adequate property and liability insurance coverage regarding the Purchased Assets and the business of the Seller until and including the Closing.

          (i) Preservation of the Business. The Seller will use its commercially reasonable efforts to preserve its business organization intact and to preserve the Seller's reputation and the good will of its suppliers, customers and others having business relations with the Seller.

          (j) Compensation and Employee Benefits. Except to the extent required by the Seller to comply with its obligations under contracts existing as of the date hereof and disclosed to the Buyer and except for increases in compensation in the Ordinary Course of Business which shall not exceed four percent (4%) in the aggregate, the Seller shall not make any changes in the amount or frequency of benefits and salaries paid to its employees and officers.

          (k) Regulatory Filings. The Seller shall inform the Buyer in writing reasonably in advance of the Seller's making a filing to implement any material changes in any rates or surcharges for water service or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall deliver to the Buyer a copy of each such filing or agreement. The Seller shall make all such filings (i) only in the ordinary course of business consistent with past practice or (ii) as required by a Governmental Entity.

                                      A-19

          (l) Access to Information. Upon reasonable notice, the Seller shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Buyer reasonable access during normal business hours, during the period prior to the Closing, to the Seller's facilities, operations, officers, agents and accountants and its properties, books, contracts, commitments and records and, during such period, the Seller shall furnish promptly to the Buyer such information concerning the Seller's business and properties and the Seller Parent's personnel who devote the majority of their time to performing services in the Water Systems business as the Buyer may reasonably request; provided, however, that the Seller Parent may restrict the foregoing access to information pertaining to customers of the Seller and other information to the extent that any Law or Order of any Governmental Entity requires the Seller to restrict access to any properties or information and subject to the terms of the Mutual Non-Disclosure Agreement between Atlantis and
Connecticut Water Service, Inc., the parent of the Buyer (the "NON-DISCLOSURE
AGREEMENT").

          (m) Accounts Receivable and Accounts Payable. The Seller will collect its accounts receivable and pay its accounts payable in the Ordinary Course of
Business. The Seller will not accelerate the collection of its accounts receivable or delay the payment of its accounts payable in a manner which is inconsistent with its past practices.

          (n) Schedule of Easements. Within ninety (90) days after the date of this Agreement, but in any event prior to the Closing, the Seller shall provide the Buyer with a list of each easement owned by the Seller with respect to the
Water Systems and such list shall be added to Section 3.1(bb) of the Seller
Disclosure Schedule.

          (o) No Material Adverse Effect. The Seller will not take any action or omit to take any action which has or would reasonably be expected to have a
Material Adverse Effect on the Seller, the Purchased Assets or the business related thereto.

          (p) Payment of Accounts Payable. On or before the Closing Date, the
Seller shall pay all accounts payable which the Seller receives more than thirty
(30) days before the Closing Date.

     4.2 COVENANTS OF THE BUYER. Provided the Buyer has received all information which it has requested from the Seller with respect to the employees of the
Seller or the Seller Parent who devote the majority of their time to performing services in the Water Systems business of the Seller at least thirty (30) days before the Closing, the Buyer shall provide the Seller with written notice identifying at least ten (10) of such employees of the Seller or the Seller
Parent which the Buyer intends to offer employment and the material terms of such employment offers. The Buyer shall offer such employees employment with the
Buyer beginning on the date of the Closing for total compensation which is the same as or similar to the total compensation which they are paid by the Seller or the Seller Parent before the Closing. The Seller agrees not to interfere with the Buyer's employment offers to such designated employees and shall assist the
Buyer in the process of selecting the employees to the extent requested by the
Buyer.

     4.3 MUTUAL COVENANTS OF THE PARTIES.

                                      A-20

          (a) Governmental Consents and Approvals. The Parties shall file a joint application with the DPUC to seek its approval of the sale of the
Purchased Assets by the Seller to the Buyer pursuant to Section 16-43 of the
Connecticut General Statutes (the "DPUC APPLICATION") as soon as practical, but in no event later than thirty (30) days following the date hereof. In addition, each Party shall promptly obtain its required consents, approvals and authorizations from any other Governmental Entity of the transactions contemplated by this Agreement and shall make all appropriate filings and submissions with each such Governmental Entity as may be necessary, proper or advisable under applicable Laws or Orders in respect of the transactions contemplated by this Agreement. Neither Party shall take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, impede or delay the obtaining of any required consents or approvals of the DPUC or other applicable Governmental Entity or otherwise impede or delay the consummation of the transactions contemplated by this Agreement.

          (b) Commercially Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws and Orders to consummate the purchase and sale of the Purchased Assets as soon as practicable after the date hereof, including, but not limited to, the obtaining any other necessary consents, approvals and authorizations.

          (c) Confidentiality. No Party shall announce, disclose or publicize the terms of this Agreement, or the transactions contemplated by this Agreement, the Merger Agreement or the Asset Purchase Agreement to any Person except: (i)
to the extent required for any party to the Merger Agreement to obtain any required authorization to execute the Merger Agreement or to perform its obligations pursuant to the Merger Agreement; (ii) the accountants, attorneys and other advisors of such Party; (iii) the parties to the Merger Agreement and the parties to the Asset Purchase Agreement and their respective accountants, attorneys and other advisors; (iv) to the DPUC in connection with the DPUC
Application; (v) as required to perform any obligation under this Agreement, provided such Party uses its commercially reasonable best efforts to inform the
Person receiving such disclosure of the confidentiality of the terms of this
Agreement and the transactions contemplated hereby; (vi) with the prior written consent of the other Party, which consent shall not be unreasonably conditioned, delayed or withheld; or (vii) as required by Law or Order, provided, however, that any Party which believes there is such a requirement shall promptly notify
(provided such notification will not violate any Law or Order) the other Party in writing and shall do so prior to making such disclosure. The Buyer and the
Seller shall also abide by the terms of the Nondisclosure Agreement.

     4.4 CONTROL OF THE SELLER'S BUSINESS. Nothing contained in this Agreement shall be deemed to give the Buyer, directly or indirectly, the right to control or direct the Seller's operations prior to the Closing.

                                      A-21

                                    ARTICLE V
                              CONDITIONS TO CLOSING

     5.1 CONDITIONS TO THE BUYER'S OBLIGATION. The obligation of the Buyer to close on the purchase of the Purchased Assets is subject to the fulfillment prior to the Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by the Seller and the Seller Parent in Article III shall be true and correct in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification.

          (b) Performance. The Seller and the Seller Parent shall have performed and complied with the terms and conditions required by this Agreement to be performed or complied with by the Seller and the Seller Parent in all material respects as of the Closing.

          (c) No Injunctions or Restraints; Illegality. No federal, state or local Law, if any, shall have been adopted or promulgated, and no temporary restraining Order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the purchase or sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such transactions.

          (d) The Merger. The Merger Agreement shall not have been terminated, and the closing of the Merger shall occur simultaneously with the Closing of the transactions contemplated herein.

          (e) The Asset Purchase. The Asset Purchase Agreement shall not have been terminated, and the closing of the purchase and sale of the Service
Contracts shall occur simultaneously with the Closing of the transactions contemplated herein.

          (f) No Material Adverse Change. There shall not have been a Material
Adverse Change to the Seller.

          (g) Governmental Consents and Approvals. The Seller Required
Governmental Consents shall have been obtained prior to the Closing, and shall have become Final Orders. The Final Orders shall not, individually or in the aggregate, impose terms and/or conditions that could reasonably be expected to result in a Material Adverse Effect on the Buyer, the Seller or the Purchased
Assets. "FINAL ORDER" for purposes of this Agreement means any action by the relevant Governmental Entity which has not been reversed, stayed, enjoined, set aside, annulled or suspended with respect to which any waiting period prescribed by any Law or Order before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by Law or Order have been satisfied.

                                      A-22

     5.2 CONDITIONS TO THE SELLER'S OBLIGATION. The obligation of the Seller to close on the sale of the Purchased Assets is subject to the fulfillment prior to the Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by the Buyer in Article III shall be true and correct in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification.

          (b) Performance. The Buyer shall have performed and complied with the terms and conditions required by this Agreement to be performed or complied with by the Buyer in all material respects as of the Closing.

          (c) No Injunctions or Restraints; Illegality. No federal, state or local Law, if any, shall have been adopted or promulgated, and no temporary restraining Order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the purchase or sale of the Purchased Assets illegal or otherwise prohibiting consummation of such transactions.

          (d) The Merger. The Merger Agreement shall not have been terminated, and the closing of the Merger shall occur simultaneously with the Closing of the transactions contemplated herein.

          (e) The Asset Purchase. The Asset Purchase Agreement shall not have been terminated, and the closing of the purchase and sale of the Service
Contracts shall occur simultaneously with the Closing of the transactions contemplated herein.

          (f) No Material Adverse Change. There shall not have been a Material
Adverse Change to the Buyer.

          (g) Governmental Consents and Approvals. The Buyer Required
Governmental Consents shall have been obtained prior to the Closing, and shall have become Final Orders. The Final Orders shall not, individually, or in the aggregate, impose terms and/or conditions that could reasonably be expected to result in a Material Adverse Effect on the Buyer, the Seller or the Purchased
Assets.

          (h) Offers of Employment. The Buyer shall have offered employment to at least ten (10) employees of the Seller as provided in Section 4.2 of this
Agreement.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 INDEMNIFICATION OF THE BUYER. The Seller and the Seller Parent shall jointly and severally indemnify and hold the Buyer and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys' fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this
Agreement by the

                                      A-23

Seller and/or the Seller Parent, including without limitation, obligations relating to the Retained Liabilities.

     6.2 INDEMNIFICATION OF THE SELLER. The Buyer shall indemnify and hold the
Seller and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys' fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this Agreement by the Buyer, including without limitation, obligations relating to the Assumed Liabilities and/or any breach of the Assignment and Assumption of Agreement.

     6.3 LIMITATIONS ON INDEMNIFICATION. Notwithstanding Section 6.1 and 6.2: a
Party shall only be required to indemnify another Party if and to the extent the aggregate amount which is subject to indemnification exceeds Fifty Thousand
Dollars ($50,000); and the aggregate amount of indemnification which a Party may obtain from any and all other Parties in the aggregate pursuant to this
Agreement shall not exceed Two Million Five Hundred Thousand Dollars
($2,500,000). Notwithstanding the preceding sentence, any breach by the Seller of the representation regarding title to assets pursuant to Section 3.1 shall not be subject to either of the limitations stated in the preceding sentence.
For purposes of determining the amount of indemnification which a party may obtain pursuant to this Section 6.3, any materiality or Material Adverse Effect qualification of a representation or warranty shall be disregarded.

     6.4 INDEMNIFICATION PROCEDURES FOR THIRD PARTY CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a Party indemnified pursuant to this Agreement (the "INDEMNIFIED PARTY") which might give rise to a right to indemnification under this Agreement, the Indemnified
Party shall with reasonable promptness give to each other Party with a potential indemnification obligation pursuant to this Agreement (the "INDEMNIFYING PARTY")
written notice describing the claim or assertion of liability in reasonable detail and requesting that the Indemnifying Party defend the same, provided that any delay or failure of the Indemnifying Party to notify shall not relieve it from any liability which it may have to the Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The
Indemnifying Party shall, at the Indemnifying Party's expense, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified
Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment thereof has been specifically authorized by the Indemnifying
Party in writing, the Indemnifying Party has failed to assume the defense of such claim or there is a conflict of interest which could prevent the
Indemnifying Party's counsel from being able to adequately represent the
Indemnified Party. The Indemnifying Party shall not be permitted to enter into any settlement or compromise with respect to such claim unless the Indemnified
Party shall have been notified in writing of the proposed settlement or compromise and either: the Indemnified Party shall have consented in writing thereto, which consent shall not be unreasonably conditioned, delayed or withheld; or the proposed settlement or compromise shall only involve a payment of money by the Indemnifying Party and the Indemnifying Party obtains a general release of the Indemnified Party from the entity or person making the claim. The parties hereto will keep each other reasonably informed with respect to any such claim and will cooperate with each other in the defense of any such claim and the relevant records of each shall be available to the other with respect to such defense.

                                      A-24

     6.5 INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS. If any
Indemnified Party desires to make a claim for indemnification pursuant to this
Agreement which does not involve a third party claim, the Indemnified Party shall with reasonable promptness give the Indemnifying Party written notice describing the claim or assertion of liability in reasonable detail, provided, that any delay or failure of the Indemnifying Party to notify shall not relieve it from any liability which it may have to the Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The
Indemnifying Party shall have thirty (30) days to remedy any such claim or assertion of liability.

                                   ARTICLE VII
                                   TERMINATION

     7.1 TERMINATION. This Agreement shall terminate:

          (a) upon the receipt of written notice from Atlantis to the Parties that the Merger Agreement or the Asset Purchase Agreement has been terminated in accordance with their respective terms;

          (b) by the Buyer if any condition set forth in Section 5.1 has not been satisfied as of the Closing Date and the Buyer has not waived such condition prior to the Closing Date;

          (c) by the Seller if any condition set forth in Section 5.2 has not been satisfied as of the Closing Date and the Seller has not waived such condition prior to the Closing Date;

          (d) by the mutual written agreement of the Buyer and the Seller;

          (e) at the option of the Buyer in the event there has been a Material
Adverse Change to the Seller or to the Purchased Assets; or

          (f) at the option of the Seller in the event there has been a Material
Adverse Change to the Buyer.

     7.2 TERMINATION NOTICE. A Party which believes there is a basis for terminating this Agreement pursuant to this Article 7 shall promptly send written notice to the other Party describing such basis for termination in reasonable detail. If such basis for termination is capable of being cured, the
Parties shall use their commercially reasonable efforts to cure or remedy such basis for termination for thirty (30) days after the date of such notice before this Agreement shall be terminated.

     7.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Article VII, all further obligations of the Parties under this Agreement will terminate, except that the obligations of each Party to maintain the confidentiality of the terms of this Agreement pursuant to Section 4.3(c) and the Nondisclosure Agreement and the obligations of each Party to pay its

                                      A-25

own expenses and fees pursuant to Section 9.2 below will survive and continue after any such termination.

                                  ARTICLE VIII
                                   DEFINITIONS

     8.1 DEFINITIONS. As used in this Agreement:

          (a) "ACCOUNTS RECEIVABLE" means (1) all trade accounts receivable and other rights to payment from customers of the Seller, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Seller and (2) any claim, remedy or other right related to any of the foregoing.

          (b) "BENEFIT PLANS" means, with respect to the Seller, all "employee benefit plans," as defined in Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Internal Revenue Code of 1986,
as amended, and the rules and regulations promulgated thereunder, all other employment, severance pay, salary continuation, bonus, incentive, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, change-in-control, supplemental unemployment, layoff, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit, cafeteria, welfare, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and all other employee benefit plans, contracts, programs, funds, or arrangements (whether qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective) and any trust, escrow, or similar agreement related thereto, whether or not funded.

          (c) "CODE" means the Internal Revenue Code of 1986, as amended.

          (d) "INVENTORIES" means all inventories of the Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by the Seller in the production of finished goods.

          (e) "GOVERNMENTAL ENTITY" means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Tax Authority or other governmental or quasi-governmental authority.

          (f) "KNOWLEDGE", "KNOWN" or works of similar import shall mean
Knowledge of a particular fact or other matter if: (1) an individual is actually aware of that fact or matter; or (2) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

                                      A-26

          (g) "LAW" means any law, statute, regulation, rule, ordinance, requirement, announcement or other binding action or requirement of a
Governmental Entity.

          (h) "LIABILITY" and "LIABILITIES" means all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any law, action or governmental order and those arising under any contract.

          (i) "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, with respect to any Party, any change, circumstance, litigation, action, or effect that has caused, or would be reasonably likely to cause, a material adverse change in the property, business, financial condition or results of operations of such Party, or to the ability of such Party to consummate timely the transactions contemplated hereby; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or
Material Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions affecting the industry in which the Party operates except to the extent such conditions shall materially, adversely and disproportionately affect such Party,
(2) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (3) changes in GAAP, or (4) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby; and (b) any adverse change in or effect on the business of the Party that is cured by such Party before the earlier of (1)
the Closing Date and (2) the date on which this Agreement is terminated pursuant to Article VII hereof. Notwithstanding the generality of the foregoing, the imposition, directly or indirectly, of any term or condition in any Final Order, or in any other order, ruling, declaration or pronouncement issued by any
Governmental Entity in connection with the transactions contemplated by this
Agreement, that materially and adversely affects the rates or charges of the
Buyer or the Seller, conclusively shall be deemed to constitute a Material
Adverse Effect on the Buyer or the Seller, as applicable, for purposes of determining whether the condition set forth in Section 5.1(g) or Section 5.2(g)
above has been satisfied or fulfilled.

          (j) "ORDER" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.

          (k) "ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person.

          (l) "OWNED REAL PROPERTY" shall mean each item of real property owned by the Seller and all easements related thereto.

          (m) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Securities Exchange Act of 1934).

                                      A-27

          (n) "PURCHASED ASSETS" means all of the Seller's right, title and interest in and to all of the Seller's assets, tangible or intangible, of every kind and description including without limitation, the following (but excluding the Excluded Assets (as defined in Section 1.3)):

               (1) all Owned Real Property;

               (2) all Tangible Personal Property (as defined in this Article);

               (3) all of the intangible rights and property of the Seller, including all intellectual property, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings;

               (4) all Inventories;

               (5) all Accounts Receivable;

               (6) all of the Seller's contracts with respect to the Water
Systems, and all outstanding offers or solicitations made by or to the Seller to enter into any contract with respect to the Water Systems;

               (7) all governmental authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to the
Buyer;

               (8) all data and records related to the operations of the Seller, including client and customer lists and records, books and records relating to
Taxes of the business and the Purchased Assets, referral sources, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records; and

               (9) all claims of the Seller against third parties relating to the Purchased Assets relating to any period after the Closing, whether choate or inchoate, known or unknown, contingent or noncontingent.

          (o) "REAL PROPERTY" shall mean all Owned Real Property and Real
Property Leases of the Seller.

          (p) "REAL PROPERTY LEASES" shall have the meaning ascribed to such term in 3.1(bb)(ii).

          (q) "SUBSIDIARY" means any corporation, association, business entity, partnership, limited liability company or other person of which the Seller, either alone or together with one or more Subsidiaries or by one or more other
Subsidiaries, (A) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such person, or (B)
is entitled, by contract or otherwise, to elect, appoint or designate

                                      A-28

directors constituting a majority of the members of such person's board of directors or other governing body.

          (r) "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories)
of every kind owned or leased by the Seller (wherever located and whether or not carried on the Seller's books), together with any express or implied warranty of the seller, manufacturer or lessor of such Tangible Personal Property to the extent any such warranty may be transferred by the Seller to the Buyer without material cost to the Seller in obtaining the written consent of such seller, manufacturer or lessor if required. The term "tangible" as used herein is not intended to be construed by reference to the Uniform Commercial Code definition of the term "tangible;" thus, intellectual property is not included within
Tangible Personal Property.

          (s) "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, environmental, customs duties, capital stock, franchise, withholding, social security, unemployment, real property, personal property, sales, use, transfer, registration, or other kind of tax of any kind whatsoever, including any interest, penalty or addition thereto and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other person.

          (t) "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 AMENDMENT. This Agreement may not be amended or modified orally, and no amendment or modification shall be valid unless in writing and signed by the
Party against whom the same is sought to be enforced.

     9.2 EXPENSES. Whether or not the transactions contemplated by this
Agreement is consummated, each Party shall pay the expenses and fees of its respective accountants, attorneys and other advisers incurred by such Party incident to the negotiation, execution and performance of this Agreement.

     9.3 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

     9.4 ASSIGNABILITY. This Agreement shall not be assignable by either Party except upon the prior written consent of the other Party. Notwithstanding the preceding sentence, this Agreement may be assigned by a Party to any affiliate of such party; provided, however, that such Party shall continue to be jointly and severally liable for the performance of its obligations pursuant to this
Agreement. This Agreement shall be expressly assumed by any successor or assign of the equitable interests or assets of the Seller or the Seller Parent.

                                      A-29

     9.5 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, their respective successors and permitted assigns other than the Parent which is an intended third party beneficiary of this Agreement and may make a claim against the Buyer for damages incurred by the Parent if the Buyer does not purchase the Purchased
Assets in breach of the provisions of this Agreement or if the Buyer as defined in the Asset Purchase Agreement does not purchase the Service Contracts in breach of the provisions of the Asset Purchase Agreement. The Parent shall give the Buyer written notice of any such claim and the Buyer shall have thirty (30)
days to cure such claim by purchasing the Purchased Assets.

     9.6 ENTIRE AGREEMENT. Except as provided herein, this Agreement and the
Schedules attached hereto constitute the complete understanding of the Parties hereto with respect to the subject matter hereof, and shall supersede all other oral or written agreements, arrangements, representations and communications with respect to the subject matter hereof.

     9.7 WAIVER. Any delay by a Party in enforcing any right hereunder with respect to a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any such right and any waiver granted shall not operate as a waiver with respect to any subsequent breach.

     9.8 FURTHER ASSURANCES. On and after the Closing, each Party shall take such other action and execute such other documents as may be reasonably requested by the other Party from time to time to effectuate, facilitate or confirm the transfer of the Purchased Assets pursuant to this Agreement, to vest in the Buyer all right, title and interest in and to the Purchased Assets intended to be sold, assigned, transferred, conveyed and delivered pursuant to this Agreement and to assist the Buyer in effecting a smooth and orderly transition of the business and operations relating to the Purchased Assets.

     9.9 SPECIFIC ENFORCEMENT. There being no adequate remedy at law for a failure to purchase or sell the Purchased Assets when required under this
Agreement, the Parties agree that this Agreement shall be specifically enforced against any Party who shall fail to purchase or sell the Purchased Assets when required under this Agreement, or against any party who shall otherwise act in contravention or in breach of this Agreement.

     9.10 HEADINGS. All sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any manner.

     9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

     9.12 NOTICES. Any notice required or which may be given under this
Agreement shall be in writing and either delivered personally, sent by overnight courier or mailed by certified mail, return receipt requested, to the addressee.
Such notice shall be deemed given when so delivered personally, or if sent by overnight courier, one (1) business day after the date so sent,

                                      A-30

or if mailed by certified mail, three (3) business days after the date of mailing. Notices shall be sent to the address of the addressee stated in this
Agreement or to such other address as any addressee shall request by written notice.

     9.13 VENUE. Each party hereby designates the Connecticut Superior Courts or the United States District Courts for the District of Connecticut, as the
exclusive courts of proper jurisdiction and venue of and for any and all lawsuits or other legal proceedings relating to this Agreement; hereby irrevocably consents to such designation, jurisdiction and venue; and hereby waives any objection or defense relating to jurisdiction or venue with respect to any lawsuit or other legal proceeding initiated in or transferred to the
Connecticut Superior Courts or the United States District Courts for the
District of Connecticut.

     9.14 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     9.15 SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement.

                  [Remainder of page left intentionally blank.]

                                      A-31

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first written above.

Witnessed By:                           The Buyer:

                                        The Connecticut Water Company

-------------------------------------

                                        By:
-------------------------------------       ------------------------------------
                                            Eric W. Thornburg
                                            President and CEO

Witnessed By:                           The Seller:

                                        Eastern Connecticut Regional
                                        Water Company, Inc.

-------------------------------------

                                        By:
-------------------------------------       ------------------------------------
                                            Betsy Henley-Cohn,
                                            Chairwoman and CEO

Witnessed By:                           The Seller Parent:

                                        Birmingham Utilities, Inc.

-------------------------------------

                                        By:
-------------------------------------       ------------------------------------
                                            Betsy Henley-Cohn,
                                            Chairwoman and CEO

                                      A-32

                                    EXHIBIT B

                          H2O ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made this 29th day of
June, 2007, by and between NEW ENGLAND WATER UTILITY SERVICES, INC., a
Connecticut corporation with its principal place of business at 93 West Main
Street, Clinton, Connecticut 06413 (the "BUYER"); and BIRMINGHAM H2O SERVICES,
INC., a Connecticut corporation with its principal place of business at 230
Beaver Street, Ansonia, Connecticut 06401 (the "SELLER") (individually a "PARTY"
and collectively the "PARTIES").

                                   RECITALS:

     A. The South Central Connecticut Regional Water Authority, a public instrumentality and a political subdivision of the State of Connecticut
("PARENT"), RWA21, Ltd., a wholly-owned subsidiary of Parent ("MERGER SUB"), and
BIW Limited, the sole shareholder of the Seller ("ATLANTIS"), have entered into an Agreement and Plan of Merger, dated June 29, 2007 (the "MERGER AGREEMENT"), which contemplates that Merger Sub will merge with and into Atlantis (the
"MERGER").

     B. The Seller manages the operations of water systems owned by third parties (the "OWNERS") and located in Connecticut (the "WATER SYSTEMS") pursuant to the terms of certain service contracts between the Seller and the Owners (the
"SERVICE CONTRACTS").

     C. The Merger Agreement provides that the Seller will sell its rights to the Service Contracts simultaneously with the closing of the Merger.

     D. The boards of directors of the Seller and Atlantis have authorized the sale of the Seller's rights to the Service Contracts to the Buyer and the board of directors of the Buyer has authorized the purchase of the Seller's rights to the Service Contracts upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

1.1 RECITALS. The recitals are incorporated into this Agreement by reference.

1.2 PURCHASE AND SALE OF CONTRACT RIGHTS. The Seller hereby agrees to sell and the Buyer hereby agrees to purchase at the Closing (as defined in Section 2.1)
each Service Contract and any and all books, records or other written materials of the Seller which are directly related to such Service Contracts.

1.3 ASSIGNMENT AND ASSUMPTION AGREEMENT. To effectuate the transfer of the
Service Contracts from the Seller to the Buyer and the Buyer's assumption of the
Service Contracts, the Buyer and the Seller shall enter into the Assignment and
Assumption of Service Contracts in the form attached hereto as Exhibit 1.3 (the
"ASSIGNMENT AND ASSUMPTION").

1.4 CONSENT TO ASSIGNMENT. To the extent that any Service Contract may not be assigned or conveyed without the prior written consent of the Owner or another third party, this Agreement shall not constitute an assignment or conveyance thereof absent such prior written consent. The Buyer and the Seller shall use their commercially reasonable best efforts to obtain all required consents necessary to assign and convey all of the Service Contracts to the Buyer at the
Closing. In the event that all required consents have not been obtained as of the Closing, the Buyer and the Seller shall during the remaining term of each
Service Contract for which such required consent is not obtained, continue to use their commercially reasonable best efforts to obtain such consent and shall enter into any reasonable and lawful arrangement designed for the Buyer to have the benefits and obligations after the Closing with respect to each such Service
Contract until such consent is obtained or the end of the remaining term of such
Service Contract.

1.5 EXCLUDED ASSETS. The Service Contracts shall not include cash, accounts receivable, equipment, furniture, motor vehicles, real property, books and records which are not directly

                                      B-2

related to the Service Contracts, the minute book or any other tangible personal property or intangible asset of the Seller.

1.6 RETAINED LIABILITIES. The Buyer shall not assume any liability, debt or obligation of the Seller arising from or relating to the Seller's performance of its obligations under the Service Contracts which are related to any period prior to the Closing, whether matured, unmatured, accrued, contingent or otherwise, including but not limited to: (i) any liability, debt or obligation to the Customers; (ii) any liability, debt or obligation under any agreement, contract or lease with affiliates of the Seller, banks, lenders, vendors or other third parties; (iii) any liability, debt or obligation to any employee of the Seller; (iv) any liability of the Seller to third parties, including any breach of contract, tort or product liability claim; or (v) any income, sales, payroll or other tax liability of the Seller or interest or penalties thereon.
Each such liability, debt or obligation shall remain the sole responsibility of the Seller. For purposes of this Section, any liability to any Owner or other third party by reason of an alleged deficiency of any product sold or service rendered by the Seller or the Buyer under any Service Contract shall be deemed to arise on the date such product is sold or such service is rendered.

1.7 PURCHASE PRICE. In consideration of the sale of the Service Contracts, the
Buyer shall pay to the Seller at the Closing the sum of Ten Thousand Dollars
($10,000) (the "PURCHASE PRICE") by certified or bank check or by wire transfer to an account designated by the Seller.

1.8 EASEMENT. On the Closing Date, the Seller shall grant to an affiliate designated by the Buyer, an easement (the "EASEMENT") for the purpose of installing pipes and other facilities under or on the land owned by the Seller located at 2935 Boston Post Road, Guilford, Connecticut 06437 (the "GUILFORD
PROPERTY"); and the Buyer shall pay the Seller the fair market value of the
Easement by certified or bank check or by wire transfer to an account designated by the Seller. The fair market value of the Easement shall be determined by two appraisers each hired separately by the Buyer and the Seller at their own expense (the "APPRAISERS") by determining the fair market value of the Guilford
Property without the Easement as of the date of this Agreement and subtracting the fair market value of the Guilford Property with the Easement as of the date of this Agreement. The Buyer and the Seller shall engage the Appraisers to

                                      B-3

perform such appraisals within thirty (30) days after the date of this
Agreement. In the event that the Appraisers cannot agree on the value of the
Easement within sixty (60) days after the date of this Agreement, the Appraisers shall jointly select a third appraiser to determine the value of the Easement, which shall be no higher than the higher value determined by the Appraisers and no lower than the lower value determined by the Appraisers, and such value shall be conclusive and binding upon the parties. The cost of the services of the third appraiser shall be paid equally by the Buyer and the Seller.

                                    ARTICLE 2
                                     CLOSING

2.1 THE CLOSING. Subject to Article 5, the closing of the purchase and sale of the Service Contracts (the "CLOSING") shall take place at the offices of Wiggin
& Dana LLP, One Century Tower, New Haven, Connecticut 06508, at such date and time as shall be determined by the Seller (the "CLOSING DATE"). The Closing shall be scheduled to occur and shall be effective simultaneously with the closing of the Merger and the closing of the purchase and sale of the assets
(the "ASSETS") of Eastern Connecticut Regional Water Company, Inc. ("EWC"), a
wholly-owned subsidiary of Birmingham Utilities, Inc., a wholly-owned subsidiary of Atlantis ("BUI"), to The Connecticut Water Company ("CWC") pursuant to an
Asset Purchase Agreement, of even date, by and among EWC, CWC and BUI (the
"ASSET PURCHASE AGREEMENT").

2.2 CLOSING DELIVERABLES OF THE SELLER. At the Closing, the Seller shall deliver to the Buyer the following:

     A. a certification executed by the Seller that the representations and warranties made by the Seller pursuant to this Agreement are true and accurate in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification;

     B. the Assignment and Assumption executed by the Seller;

     C. the books and records of the Seller which are directly related to the
Service Contracts; and

                                      B-4

     D. such other documents the Buyer may reasonably request in furtherance of the transactions contemplated hereby.

2.3 CLOSING DELIVERABLES OF THE BUYER. At the Closing, the Buyer shall deliver to the Seller the following:

     A. a certification executed by the Buyer that the representations and warranties made by the Buyer pursuant to this Agreement are true and accurate in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification;

     B. the consideration for the Service Contracts as provided in Section 1.7;

     C. the consideration for the Easement as provided in Section 1.8;

     D. the Assignment and Assumption executed by the Buyer; and

     E. such other documents the Seller may reasonably request in furtherance of the transactions contemplated hereby.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyer that:

     A. ORGANIZATION AND LEGAL EXISTENCE. The Seller is a corporation duly organized, validly existing and in legal existence under the laws of the State of Connecticut.

     B. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and all related agreements and other documents required to be delivered by the Seller hereunder, and the transactions contemplated by this
Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Seller, and will not violate any law, government rule or regulation, or the certificate of incorporation or bylaws of the Seller, or result in a default under any agreement, contract or other document to which the
Seller is a party or by which the Seller is bound. This Agreement and all related agreements and other documents required to be delivered by the Seller hereunder, when delivered, will be valid and legally binding upon the Seller and enforceable in accordance with their respective terms.

     C. TITLE TO THE SERVICE CONTRACTS. The Seller shall own the Service
Contracts and have good and marketable title thereto, free and clear of any lien, mortgage, security interest,

                                      B-5

pledge, claim, charge and other encumbrance of any nature whatsoever, and no person or entity shall have any agreement, option or other right to purchase the
Service Contracts from the Seller.

     D. GOVERNMENT CONSENTS AND APPROVALS. No consent, approval or authorization of any national, state, municipal or local government or any instrumentality, subdivision, court, administrative agency or commission or other authority thereof is required with respect to the execution, delivery and performance of this Agreement by the Seller and the transactions contemplated hereby.

     E. NON-GOVERNMENT CONSENTS AND APPROVALS. Except for the consent of the
Owners with respect to the Service Contracts, no consent, approval or authorization of any other person is required with respect to the execution, delivery and performance of this Agreement by the Seller or the transactions contemplated hereby.

     F. SERVICE CONTRACTS. Exhibit 3.1F contains a list of each Service
Contract. Each such Service Contract is in full force and effect, each such
Service Contract is enforceable in accordance with its terms and the Seller is not in default under any Service Contract. Each Service Contract: (i) is a legal, valid, binding and enforceable agreement of the Seller, and each other party thereto, and is in full force and effect; (ii) each agreement will continue to be legal, valid, binding and enforceable as to the Seller and each other party thereto and in full force and effect immediately following the
Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Seller nor any other party, is in breach or violation of, or default under, any such Service Contract, and no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default, or otherwise give rise to a right to terminate with or without the giving or notice, passage of time or both, by the Seller or any other party under such Service Contract except for those breaches or defaults which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse
Effect on the Seller or the Service Contracts.

     G. LITIGATION AND CLAIMS. The Seller is not a party to any pending, or to the knowledge of the Seller, threatened litigation, action or other proceeding, nor to the knowledge of the Seller, is there any basis for any such litigation, action or other proceeding. There is no existing court judgment, order or decree against the Seller. There are no claims, actions, suits, proceedings or investigations that would reasonably be likely to adversely affect the Buyer's ability to consummate the transactions contemplated hereby.

     H. NO BROKER. The Seller has not directly or indirectly employed, hired or retained, and no compensation or fee based upon a contract or other similar agreement with the Seller is payable to, any broker or finder in connection with the transactions contemplated by this Agreement.

     I. REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Seller herein or in any exhibit or schedule hereto contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                      B-6

3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to the Seller that:

     A. ORGANIZATION AND LEGAL EXISTENCE. The Buyer is a corporation duly organized, validly existing and in legal existence under the laws of the State of Connecticut.

     B. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and all related agreements and other documents required to be delivered by the Buyer hereunder, and the transactions contemplated by this
Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Buyer and its sole shareholder, and will not violate any law, government rule or regulation, or the certificate of incorporation or bylaws of the Buyer, or result in a default under any agreement, contract or other document to which the Buyer is a party or by which the Buyer is bound.
This Agreement and all related agreements and other documents required to be delivered by the Buyer hereunder, when delivered, will be valid and legally binding upon the Buyer and enforceable in accordance with their respective terms.

     C. NO BROKER. The Buyer has not directly or indirectly employed, hired or retained, and no compensation or fee based upon a contract or other similar agreement with the Buyer is payable to, any broker or finder in connection with the transactions contemplated by this Agreement.

3.3 SURVIVAL. The representations and warranties set forth in this Article 3 shall survive the Closing for a period of twenty-four (24) months. Any claim for indemnification based on a breach of any representation or warranty set forth in this Article 3 shall be made by a Party in writing to the indemnifying Party on or before the expiration of the twenty-four (24) month survival period or be forever barred if it is not made in writing by the expiration of such period.
Notwithstanding the preceding sentences under this Section 3.3, the representations and warranties of the Seller in Section 3.1A regarding organization and legal existence and Section 3.1B regarding authorization of this Agreement and the representations and warranties of the Buyer in Section
3.2A regarding organization and legal existence and Section 3.2B regarding authorization of this Agreement shall continue until the expiration of the applicable statutes of limitations.

                                      B-7

                                    ARTICLE 4
                       CONDUCT OF BUSINESS BEFORE CLOSING

4.1 CONDUCT OF BUSINESS BEFORE CLOSING. After the date hereof and prior to the
Closing, the Seller covenants to the Buyer that:

     A. the Seller will perform its obligations under the Service Contracts in the ordinary and usual course of business, consistent with past practice; and

     B. the Seller shall not enter into an amendment to or an extension of any
Service Contract, nor shall it enter into any new service contract to service any water system or provide water-related services to any person or entity in
Connecticut without the prior written consent of the Buyer, which consent shall not be unreasonably conditioned, delayed or withheld.

4.2 ACCESS AND INFORMATION. After the date hereof and prior to the Closing, the
Seller will furnish the Buyer with such information concerning the Service
Contracts and the Water Systems as the Buyer may reasonably request, and shall promptly inform the Buyer regarding all material developments, transactions and proposals relating to the Service Contracts.

4.3 CONFIDENTIALITY. No Party shall announce, disclose or publicize the terms of this Agreement, the transactions contemplated by this Agreement, the Merger
Agreement or the Asset Purchase Agreement to any person or entity except: (i) to the extent required for any party to the Merger Agreement to obtain any required authorization to execute the Merger Agreement or to perform its obligations pursuant to the Merger Agreement; (ii) the accountants, attorneys and other advisors of such Party; (iii) the parties to the Merger Agreement and the parties to the Asset Purchase Agreement and their respective accountants, attorneys and other advisors; (iv) as required to perform any obligation under this Agreement, including but not limited to requesting any required written consent from any Owner or other third party with respect to the assignment of any Service Contract, provided such Party uses its commercially reasonable best efforts to inform the person or entity receiving such disclosure of the confidentiality of the terms of this Agreement and the transactions contemplated by this Agreement; (v) with the prior written consent of the other Party, which consent shall not be unreasonably conditioned, delayed or withheld; or (vi) as required by law, provided, however, that a Party shall send at least ten (10)
days' prior written notice to the other Party describing any such legal requirement before such

                                      B-8

disclosure. The Buyer and the Seller shall also abide by the terms of the Mutual
Nondisclosure Agreement between Atlantis and Connecticut Water Service, Inc., an affiliate of the Buyer.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

5.1 CONDITIONS TO THE BUYER'S OBLIGATION. The obligation of the Buyer to close on the purchase of the Service Contracts is subject to the fulfillment prior to the Closing of each of the following conditions:

     A. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in Article 3 shall be true and correct in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification.

     B. PERFORMANCE. The Seller shall have performed and complied with the terms and conditions required by this Agreement to be performed or complied with by the Seller in all material respects as of the Closing.

     C. NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No federal, state or local law, if any, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the purchase or sale of the Service
Contracts illegal or otherwise prohibiting the consummation of such transactions.

     D. THE MERGER. The Merger Agreement shall not have been terminated, and the closing of the Merger shall occur simultaneously with the Closing of the transactions contemplated herein.

     E. THE ASSET PURCHASE. The Asset Purchase Agreement shall not have been terminated, and the closing of the purchase and sale of the Assets shall occur simultaneously with the Closing of the transactions contemplated herein.

5.2 CONDITIONS TO SELLER'S OBLIGATION. The obligation of the Seller to close on the sale of the Service Contracts is subject to the fulfillment prior to the
Closing of each of the following conditions:

     A. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in Article 3 shall be true and correct in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations which have a materiality qualification.

                                      B-9

     B. PERFORMANCE. The Buyer shall have performed and complied with the terms and conditions required by this Agreement to be performed or complied with by the Buyer in all material respects as of the Closing.

     C. NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No federal, state or local law, if any, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other ordered issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the purchase or sale of the Service
Contracts illegal or otherwise prohibiting the consummation of such transactions.

     D. THE MERGER. The Merger Agreement shall not have been terminated, and the closing of the Merger shall occur simultaneously with the Closing of the transactions contemplated herein.

     E. THE ASSET PURCHASE. The Asset Purchase Agreement shall not have been terminated, and the closing of the purchase and sale of the Assets shall occur simultaneously with the Closing of the transactions contemplated herein.

                                    ARTICLE 6
                                 INDEMNIFICATION

6.1 INDEMNIFICATION OF THE BUYER. The Seller shall indemnify and hold the Buyer and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys' fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this Agreement by the Seller, including without limitation, obligations relating to the retained liabilities of the Seller set forth in
Section 1.6 hereof.

6.2 INDEMNIFICATION OF THE SELLER. The Buyer shall indemnify and hold the Seller and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys' fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this Agreement by the Buyer, including without limitation, obligations relating to the Assignment and Assumption.

6.3 INDEMNIFICATION PROCEDURES FOR THIRD PARTY CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a Party indemnified pursuant to this Agreement

                                      B-10

(the "INDEMNIFIED PARTY") which might give rise to a right to indemnification under this Agreement, the Indemnified Party shall with reasonable promptness give to each other Party with a potential indemnification obligation pursuant to this Agreement (the "INDEMNIFYING PARTY") written notice describing the claim or assertion of liability in reasonable detail and requesting that the Indemnifying
Party defend the same, provided that any delay or failure of the Indemnifying
Party to notify shall not relieve it from any liability which it may have to the
Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The Indemnifying Party shall, at the Indemnifying Party's expense, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the
Indemnified Party unless the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed to assume the defense of such claim or there is a conflict of interest which could prevent the Indemnifying Party's counsel from being able to adequately represent the Indemnified Party. The Indemnifying Party shall not be permitted to enter into any settlement or compromise with respect to such claim unless the
Indemnified Party shall have been notified in writing of the proposed settlement or compromise and either: the Indemnified Party shall have consented in writing thereto, which consent shall not be unreasonably conditioned, delayed or withheld; or the proposed settlement or compromise shall only involve a payment of money by the Indemnifying Party and the Indemnifying Party obtains a general release of the Indemnified Party from the entity or person making the claim. The parties hereto will keep each other reasonably informed with respect to any such claim and will cooperate with each other in the defense of any such claim and the relevant records of each shall be available to the other with respect to such defense.

6.4 INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS. If any Indemnified
Party desires to make a claim for indemnification pursuant to this Agreement which does not involve a third party claim, the Indemnified Party shall with reasonable promptness give the Indemnifying Party written notice describing the claim or assertion of liability, provided, that any delay or failure of the
Indemnifying Party to notify shall not relieve it from any liability which it may have to the Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The Indemnifying Party shall have thirty (30) days to remedy any such claim or assertion of liability.

                                      B-11

                                    ARTICLE 7
                                   TERMINATION

7.1 TERMINATION. This Agreement shall terminate:

     A. upon the receipt of written notice from Atlantis to the Parties that the
Merger Agreement or the Asset Purchase Agreement has been terminated in accordance with their respective terms;

     B. by the Buyer if any condition set forth in Section 5.1 has not been satisfied as of the Closing Date and the Buyer has not waived such condition prior to the Closing Date;

     C. by the Seller if any condition set forth in Section 5.2 has not been satisfied as of the Closing Date and the Seller has not waived such condition prior to the Closing Date; or

     D. by the mutual written agreement of the Buyer and the Seller.

7.2 NOTICE OF TERMINATION. A Party which believes there is a basis for terminating this Agreement pursuant to this Article 7 shall promptly send written notice to the other Party describing such basis for termination in reasonable detail. If such basis for termination is capable of being cured, the
Parties shall use their commercially reasonable efforts to cure or remedy such basis for termination for thirty (30) days after the date of such notice before this Agreement shall be terminated.

7.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this
Article 7, all further obligations of the Parties under this Agreement will terminate, except that the obligations of each Party to maintain the confidentiality of the terms of this Agreement pursuant to Section 4.3 and the obligations of each Party to pay its own expenses and fees pursuant to Section
8.1B below will survive and continue after any such termination.

                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1 GENERAL PROVISIONS.

                                      B-12

     A. AMENDMENT. This Agreement may not be amended or modified orally, and no amendment or modification shall be valid unless in writing and signed by the
Party against whom the same is sought to be enforced.

     B. EXPENSES. Whether or not the transactions contemplated by this Agreement is consummated, each Party shall pay the expenses and fees of its respective accountants, attorneys and other advisers incurred by such Party incident to the negotiation, execution and performance of this Agreement.

     C. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

     D. ASSIGNABILITY. This Agreement shall not be assignable by either Party except upon the prior written consent of the other Party. Notwithstanding the preceding sentence, this Agreement may be assigned by a Party to any affiliate of such party; provided, however, that such Party shall continue to be jointly and severally responsible for the performance of its obligations pursuant to this Agreement. This Agreement shall be expressly assumed by any successor or assign of the equitable interests or assets of the Seller.

     E. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties, their respective successors and permitted assigns other than the Parent which is an intended third party beneficiary of this Agreement and may make a claim against the Buyer for damages incurred by the Buyer if the Buyer does not purchase the Service Contracts in breach of the provisions of this Agreement or if the Buyer as defined in the
Asset Purchase Agreement does not purchase the Purchased Assets in breach of the provisions of the Asset Purchase Agreement. The Parent shall give the Buyer written notice of any such claim and the Buyer shall have thirty (30) days to cure such claim by purchasing the Service Contracts.

     F. ENTIRE AGREEMENT. Except as expressly provided herein, this Agreement, the Exhibits hereto and the Assignment and Assumption of Agreement constitute the complete understanding of the parties hereto with respect to the subject matter hereof, and shall supersede all other oral or written agreements, arrangements, representations and communications with respect to the subject matter hereof.

     G. WAIVER. Any delay by any Party hereto in enforcing any right hereunder with respect to a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any such right and any waiver granted shall not operate as a waiver with respect to any subsequent breach.

     H. FURTHER ASSURANCES. On and after the Closing, each Party shall take such other action and execute such other documents as may be reasonably requested by the Buyer or the Seller from time to time to effectuate, facilitate or confirm the transfer of the Service Contracts pursuant to this Agreement and the
Assignment and Assumption, and to vest in the Buyer all right, title and interest in and to the Service Contracts intended to be sold, assigned, transferred, conveyed and delivered pursuant to this Agreement and the
Assignment and Assumption.

                                      B-13

     I. HEADINGS. All sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any manner.

     J. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

     K. NOTICES. Any notice required or which may be given under this Agreement shall be in writing and either delivered personally, sent by overnight courier or mailed by certified mail, return receipt requested, to the addressee. Such notice shall be deemed given when so delivered personally, or if sent by overnight courier, one (1) business day after the date so sent, or if mailed by certified mail, three (3) business days after the date of mailing. Notices shall be sent to the address of the addressee stated in this Agreement or to such other address as any addressee shall request by written notice.

     L. VENUE. Each party hereby designates the Connecticut Superior Courts or the United States District Courts for the District of Connecticut, as the
exclusive courts of proper jurisdiction and venue of and for any and all lawsuits or other legal proceedings relating to this Agreement; hereby irrevocably consents to such designation, jurisdiction and venue; and hereby waives any objection or defense relating to jurisdiction or venue with respect to any lawsuit or other legal proceeding initiated in or transferred to the
Connecticut Superior Courts or the United States District Courts for the
District of Connecticut.

     M. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     N. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement.

     O. SPECIFIC ENFORCEMENT. There being no adequate remedy at law for a failure to purchase or sell the Service Contracts when required under this
Agreement, the Parties agree that this Agreement shall be specifically enforced against any Party who shall fail to purchase or sell the Service Contracts when required under this Agreement, or against any party who shall otherwise act in contravention or in breach of this Agreement.

                                      B-14

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first written above.

Witnessed By:                           The Buyer:

                                        New England Water Utility Services, Inc.

-------------------------------------

-------------------------------------   By:
                                            ------------------------------------
                                            Eric W. Thornburg
                                            President and CEO

Witnessed By:                           The Seller:

                                        Birmingham H2O Services, Inc.

-------------------------------------

-------------------------------------   By:
                                            ------------------------------------
                                            Betsy Henley-Cohn,
                                            Chairwoman and CEO

                                      B-15